                                                                   EXHIBIT 99.1

                                   AGREEMENT
                                       OF
                           REORGANIZATION AND MERGER

                                     AMONG

                      ELECTRO SCIENTIFIC INDUSTRIES, INC.,
                             AN OREGON CORPORATION,

                             DYNAMOTION/ATI CORP.,
                            A NEW YORK CORPORATION,

                            DYNAMOTION MERGER CORP.,
                            A NEW YORK CORPORATION,

                                      AND

                          CERTAIN KEY SHAREHOLDERS OF
                              DYNAMOTION/ATI CORP.




                                JANUARY 24, 1997

                               TABLE OF CONTENTS
                                   ARTICLE I
                                   THE MERGER


         1.1       The Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.2       Effect of Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.3       Merger Consideration   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                   1.3.1        Dynamotion Stock  . . . . . . . . . . . . . . . . . . . . . . . .   4
                   1.3.2        Merger Corp. Stock  . . . . . . . . . . . . . . . . . . . . . . .   4
                   1.3.3        Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.4       Surrender and Cancellation of Certificates   . . . . . . . . . . . . . . . . .   6
                   1.4.1        Surrender of Certificates . . . . . . . . . . . . . . . . . . . .   6
                   1.4.2        Option Agreements . . . . . . . . . . . . . . . . . . . . . . . .   7
                   1.4.3        No Fractional Shares  . . . . . . . . . . . . . . . . . . . . . .   7
                   1.4.4        Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                   1.4.5        Treasury Shares . . . . . . . . . . . . . . . . . . . . . . . . .   8
                   1.4.6        Escheat . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                   1.4.7        Withholding Rights  . . . . . . . . . . . . . . . . . . . . . . .   9
         1.5       Dissenters' Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                   1.5.1        Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                   1.5.2        Rights of Dissenting Shares . . . . . . . . . . . . . . . . . . .   9
         1.6       Stock Transfer Books   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         1.7       Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         1.8       Subsequent Actions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                                 ARTICLE II
                                             FURTHER AGREEMENTS

         2.1       Employee Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.2       Pledge and Escrow Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.3       Noncompetition Agreement of Certain Dynamotion Executive Officers  . . . . . .  12
         2.4       Standstill Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.5       Affiliate Representation Letters   . . . . . . . . . . . . . . . . . . . . . .  13
         2.6       Voting Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.7       Exercise of Class B Warrants   . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.8       Termination of Agreement Relating to Z Warrants  . . . . . . . . . . . . . . .  13
         2.9       Termination of Underwriters' Warrants  . . . . . . . . . . . . . . . . . . . .  14

                                                 ARTICLE III
                                        REPRESENTATIONS AND WARRANTIES

         3.1       Representations and Warranties of Dynamotion   . . . . . . . . . . . . . . . .  14
                   3.1.1        Organization and Status . . . . . . . . . . . . . . . . . . . . .  14

                   3.1.2        Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . .  15
                                3.1.2.1  Capital Structure  . . . . . . . . . . . . . . . . . . .  15
                                3.1.2.2  Dynamotion Outstanding Securities Holders  . . . . . . .  16
                                3.1.2.3  Redemption of Z Warrants . . . . . . . . . . . . . . . .  16
                                3.1.2.4  Convertible Debt . . . . . . . . . . . . . . . . . . . .  17
                   3.1.3        Corporate Authority . . . . . . . . . . . . . . . . . . . . . . .  17
                   3.1.4        Section 368(a)(2)(D) Asset Requirement  . . . . . . . . . . . . .  17
                   3.1.5        Governmental Filings  . . . . . . . . . . . . . . . . . . . . . .  18
                   3.1.6        Investments; Subsidiaries . . . . . . . . . . . . . . . . . . . .  18
                   3.1.7        No Adverse Consequences . . . . . . . . . . . . . . . . . . . . .  18
                   3.1.8        Financial Statements  . . . . . . . . . . . . . . . . . . . . . .  19
                   3.1.9        Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . .  20
                   3.1.10       Absence of Certain Changes or Events  . . . . . . . . . . . . . .  20
                                3.1.10.1  Absence of Changes  or Events Since December 31, 1995 .  20
                                3.1.10.2  Absence of Changes or Events Since September 30, 1996 .  21
                   3.1.11       Prohibited Payments . . . . . . . . . . . . . . . . . . . . . . .  23
                   3.1.12       Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                   3.1.13       Compliance with Laws; Judgments . . . . . . . . . . . . . . . . .  24
                   3.1.14       Employment Matters  . . . . . . . . . . . . . . . . . . . . . . .  24
                                3.1.14.1   Labor Matters  . . . . . . . . . . . . . . . . . . . .  24
                                3.1.14.2   Employee Benefits  . . . . . . . . . . . . . . . . . .  25
                                3.1.14.3   Employment Agreements  . . . . . . . . . . . . . . . .  27
                                3.1.14.4   Compensation . . . . . . . . . . . . . . . . . . . . .  27
                                3.1.14.5   Confidentiality and Inventions Agreements  . . . . . .  28
                   3.1.15       Title to and Condition of Real Property . . . . . . . . . . . . .  28
                   3.1.16       Title to and Condition of Fixed Assets  . . . . . . . . . . . . .  29
                   3.1.17       Intellectual Property . . . . . . . . . . . . . . . . . . . . . .  29
                   3.1.18       Certain Contracts and Arrangements  . . . . . . . . . . . . . . .  30
                   3.1.19       Status of Contracts . . . . . . . . . . . . . . . . . . . . . . .  31
                   3.1.20       Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                   3.1.21       Permits and Licenses  . . . . . . . . . . . . . . . . . . . . . .  33
                   3.1.22       Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                                3.1.22.1   Returns  . . . . . . . . . . . . . . . . . . . . . . .  34
                                3.1.22.2   Taxes Paid or Reserved . . . . . . . . . . . . . . . .  35
                                3.1.22.3   Net Operating Losses . . . . . . . . . . . . . . . . .  36
                                3.1.22.4   Definition . . . . . . . . . . . . . . . . . . . . . .  36
                   3.1.23       Related Party Interests . . . . . . . . . . . . . . . . . . . . .  36
                   3.1.24       No Powers of Attorney or Restrictions . . . . . . . . . . . . . .  37
                   3.1.25       Environmental Conditions  . . . . . . . . . . . . . . . . . . . .  37
                                3.1.25.1   Compliance . . . . . . . . . . . . . . . . . . . . . .  37
                                3.1.25.2   Hazardous Substances . . . . . . . . . . . . . . . . .  38
                                3.1.25.3   Filings and Notices  . . . . . . . . . . . . . . . . .  39
                                3.1.25.4   Definitions  . . . . . . . . . . . . . . . . . . . . .  39
                   3.1.26       Consents and Approvals  . . . . . . . . . . . . . . . . . . . . .  40

                   3.1.27       Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                   3.1.28       Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                   3.1.29       Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                   3.1.30       Product Warranties  . . . . . . . . . . . . . . . . . . . . . . .  41
                   3.1.31       Inventories . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                   3.1.32       Product Liability . . . . . . . . . . . . . . . . . . . . . . . .  42
                   3.1.33       Customer Information  . . . . . . . . . . . . . . . . . . . . . .  42
                   3.1.34       Accounting Controls . . . . . . . . . . . . . . . . . . . . . . .  43
                   3.1.35       Liabilities Incurred in Ordinary Course . . . . . . . . . . . . .  43
                   3.1.36       Continuity of Business Enterprise . . . . . . . . . . . . . . . .  43
                   3.1.37       Fair Market Value of Dynamotion Assets  . . . . . . . . . . . . .  43
                   3.1.38       No Chapter 11 Proceedings . . . . . . . . . . . . . . . . . . . .  44
                   3.1.39       Not an Investment Company . . . . . . . . . . . . . . . . . . . .  44
                   3.1.40       Not a Real Property Holding Company . . . . . . . . . . . . . . .  44
                   3.1.41       Proxy Statement/Prospectus  . . . . . . . . . . . . . . . . . . .  44
                   3.1.42       Dynamotion SEC Reports  . . . . . . . . . . . . . . . . . . . . .  44
                   3.1.43       Compliance of Conversion Proposal, Etc  . . . . . . . . . . . . .  45
                   3.1.44       Brokers and Finders . . . . . . . . . . . . . . . . . . . . . . .  46
                   3.1.45       Accuracy of Representations and Warranties  . . . . . . . . . . .  46
         3.2       Representations and Warranties of Key Shareholders   . . . . . . . . . . . . .  46
                   3.2.1        Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                   3.2.2        Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                   3.2.3        Proxy Statement/Prospectus  . . . . . . . . . . . . . . . . . . .  47
         3.3       Representations and Warranties of ESI  . . . . . . . . . . . . . . . . . . . .  48
                   3.3.1        Organization and Status . . . . . . . . . . . . . . . . . . . . .  48
                   3.3.2        Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . .  48
                   3.3.3        Corporate Authority . . . . . . . . . . . . . . . . . . . . . . .  49
                   3.3.4        Control of Merger Corp Before Merger  . . . . . . . . . . . . . .  49
                   3.3.5        Control of Merger Corp After Merger . . . . . . . . . . . . . . .  49
                   3.3.6        Continuation of Dynamotion's Business . . . . . . . . . . . . . .  49
                   3.3.7        No Plan to Reacquire Merger Consideration . . . . . . . . . . . .  49
                   3.3.8        No Plan to Liquidate or Merge Merger Corp . . . . . . . . . . . .  50
                   3.3.9        Governmental Filings  . . . . . . . . . . . . . . . . . . . . . .  50
                   3.3.10       ESI SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . .  50
                   3.3.11       Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                   3.3.12       No Adverse Consequences . . . . . . . . . . . . . . . . . . . . .  51
                   3.3.13       Not Investment Companies  . . . . . . . . . . . . . . . . . . . .  52
                   3.3.14       Proxy Statement/Prospectus  . . . . . . . . . . . . . . . . . . .  52
                   3.3.15       Brokers and Finders . . . . . . . . . . . . . . . . . . . . . . .  52
         3.4       Representations and Warranties Relating to Merger Corp.  . . . . . . . . . . .  52
                   3.4.1        Organization and Status . . . . . . . . . . . . . . . . . . . . .  52
                   3.4.2        Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . .  53
                   3.4.3        Corporate Authority . . . . . . . . . . . . . . . . . . . . . . .  53
                   3.4.4        Governmental Filings  . . . . . . . . . . . . . . . . . . . . . .  53

                   3.4.5        Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                   3.4.6        No Operations . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                   3.4.7        No Change of Control  . . . . . . . . . . . . . . . . . . . . . .  54
                   3.4.8        Continuation of Dynamotion's Business . . . . . . . . . . . . . .  54


                                                        ARTICLE IV
                                                        COVENANTS

         4.1       Mutual Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                   4.1.1        Consents and Approvals  . . . . . . . . . . . . . . . . . . . . .  54
                   4.1.2        Reasonable Efforts  . . . . . . . . . . . . . . . . . . . . . . .  54
                   4.1.3        Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                   4.1.4        Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . .  55
         4.2       Covenants of Dynamotion  . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                   4.2.1        Conduct of Business . . . . . . . . . . . . . . . . . . . . . . .  55
                   4.2.2        Acquisition Proposals . . . . . . . . . . . . . . . . . . . . . .  58
                   4.2.3        Investigations and Customer Visits  . . . . . . . . . . . . . . .  59
                   4.2.4        Dynamotion Shareholders Meeting . . . . . . . . . . . . . . . . .  59
                   4.2.5        Information for Proxy Statement/Prospectus and
                                Registration Statement  . . . . . . . . . . . . . . . . . . . . .  60
                   4.2.6        Conversion, Exercise, Redemption, or Termination of
                                Dynamotion Common Stock Equivalent Securities . . . . . . . . . .  60
                   4.2.7        Compliance With Convertible Debt Obligations  . . . . . . . . . .  61
                   4.2.8        Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         4.3       Covenants of ESI   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                   4.3.1        Registration Statement  . . . . . . . . . . . . . . . . . . . . .  62
                   4.3.2        Listing of ESI Common Stock . . . . . . . . . . . . . . . . . . .  62
                   4.3.3        Issuance of Certificates  . . . . . . . . . . . . . . . . . . . .  63
                   4.3.4        Registration and Reservation of Option Shares . . . . . . . . . .  63
                   4.3.5        Indemnification Provisions of Merger Corp.'s Certificate  . . . .  63
         4.4       Covenants of Merger Corp.  . . . . . . . . . . . . . . . . . . . . . . . . . .  63


                                                        ARTICLE V
                                                        CONDITIONS

         5.1       Conditions to the Obligations of All Parties   . . . . . . . . . . . . . . . .  64
                   5.1.1        Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . .  64
                   5.1.2        Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                   5.1.3        Registration of Securities; Listing . . . . . . . . . . . . . . .  65
         5.2       Conditions to the Obligations of Dynamotion and the Key Shareholders   . . . .  65
                   5.2.1        Representations, Warranties and Covenants . . . . . . . . . . . .  65
                   5.2.2        No Material Adverse Change  . . . . . . . . . . . . . . . . . . .  66
                   5.2.3        Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . .  66
                   5.2.4        Dynamotion Shareholder Approval, Etc. . . . . . . . . . . . . . .  66
         5.3       Conditions to the Obligations of ESI and Merger Corp.  . . . . . . . . . . . .  67

                   5.3.1        Representations, Warranties and Covenants . . . . . . . . . . . .  67
                   5.3.2        Opinions of Counsel . . . . . . . . . . . . . . . . . . . . . . .  68
                   5.3.3        Consents and Approvals  . . . . . . . . . . . . . . . . . . . . .  68
                   5.3.4        No Material Adverse Change  . . . . . . . . . . . . . . . . . . .  68
                   5.3.5        Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . .  68
                   5.3.6        Related Party and Other Agreements  . . . . . . . . . . . . . . .  69
                   5.3.7        Updated Financial and Other Information . . . . . . . . . . . . .  69
                   5.3.8        Environmental Report  . . . . . . . . . . . . . . . . . . . . . .  69
                   5.3.9        Dynamotion Shareholder Approval, Etc. . . . . . . . . . . . . . .  70
                   5.3.10       Dynamotion Dissenters.  . . . . . . . . . . . . . . . . . . . . .  70
                   5.3.11       Conditions Relating to Z Warrants and Convertible Debt  . . . . .  70
                   5.3.12       Arthur Andersen LLP Analysis of In-Process
                                Research and Development.  . . . . . . . . . . . . . . . . . . . . 70
                   5.3.13       Consent of Underwriters . . . . . . . . . . . . . . . . . . . . .  71
                   5.3.14       Governmental Entity Consents  . . . . . . . . . . . . . . . . . .  71
                   5.3.15       Dynamotion Revised Schedules  . . . . . . . . . . . . . . . . . .  71

                                                        ARTICLE VI
                                               SURVIVAL AND INDEMNIFICATION

         6.1       Survival   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                   6.1.1        Survival of Representations and Warranties  . . . . . . . . . . .  71
                   6.1.2        Survival of Article IV Covenants  . . . . . . . . . . . . . . . .  72
         6.2       Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         6.3       Escrow   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         6.4       Threshold for Indemnity Claims   . . . . . . . . . . . . . . . . . . . . . . .  73
         6.5       Claim Procedure for Indemnification  . . . . . . . . . . . . . . . . . . . . .  73
                   6.5.1        Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
                   6.5.2        Response to Third Party Claim . . . . . . . . . . . . . . . . . .  74
                   6.5.3        Diligent Conduct  . . . . . . . . . . . . . . . . . . . . . . . .  74

                                                        ARTICLE VII
                                                        TERMINATION

         7.1       Termination by Mutual Consent  . . . . . . . . . . . . . . . . . . . . . . . .  75
         7.2       Termination Under Certain Other Conditions   . . . . . . . . . . . . . . . . .  75
                   7.2.1        Automatic Termination . . . . . . . . . . . . . . . . . . . . . .  75
                   7.2.2        Termination by ESI or Dynamotion  . . . . . . . . . . . . . . . .  75
         7.3       Effect of Termination and Abandonment  . . . . . . . . . . . . . . . . . . . .  76
         7.4       Termination Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

                                                      ARTICLE VIII
                                               MISCELLANEOUS AND GENERAL

         8.1       Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

         8.2       Entire Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         8.3       Assignment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         8.4       Binding Effect; No Third Party Benefit   . . . . . . . . . . . . . . . . . . .  77
         8.5       Amendment and Modification   . . . . . . . . . . . . . . . . . . . . . . . . .  78
         8.6       Waiver of Conditions   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         8.7       Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         8.8       Captions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         8.9       Subsidiary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         8.10      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         8.11      Choice of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         8.12      Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         8.13      Separability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         8.14      Reliance on Dynamotion and Key Shareholder Representations and Warranties  . .  81

                                    EXHIBITS

[S]       [C]
A  -      Plan of Merger
B1 -      Form of California ESI Confidentiality and Inventions Agreement
B2 -      Form of Standard ESI Confidentiality and Inventions Agreement
C  -      Form of Pledge and Escrow Agreement
D  -      Form of Noncompetition Agreement
E  -      Form of Standstill Agreement
F  -      Form of Affiliate Representation Letter
G  -      Form of Voting Agreement
H  -      Form of Dynamotion Confidentiality and Inventions Agreement
I  -      Form of Amendments to Dynamotion Certificate of Incorporation
J  -      Form of Counsel Opinion for ESI
K  -      Form of Counsel Opinion for Dynamotion
L  -      Form of Counsel Opinion for Dynamotion Investment L.L.C.

                                   SCHEDULES






                    Schedule                                                                    Page
                    --------                                                                    ----
A                   Key Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
1.3.3               Schedule of Non-Plan Stock Option Agreements
                      Between Dynamotion and Certain Dynamotion
                      Officers and Directors  . . . . . . . . . . . . . . . . . . . . . . .      4
2.3                 Schedule of Shareholders Signing Noncompetition
                      Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12
2.5                 Schedule of Affiliates Signing Affiliate Representation
                      Letter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13
2.6                 Schedule of Shareholders Signing Voting Agreements  . . . . . . . . . .     13
3.1-K               Reference of Knowledge of Dynamotion  . . . . . . . . . . . . . . . . .     16
3.1.2.1             Dynamotion Capital Structure  . . . . . . . . . . . . . . . . . . . . .     15
3.1.2.2             Dynamotion Securities Holders   . . . . . . . . . . . . . . . . . . . .     16
3.1.2.3(a)          Outstanding Z Warrants  . . . . . . . . . . . . . . . . . . . . . . . .     16
3.1.2.3(b)          Steps Required to Redeem Z Warrants   . . . . . . . . . . . . . . . . .     17
3.1.2.4             Issuers of Convertible Debt   . . . . . . . . . . . . . . . . . . . . .     17
3.1.5               Dynamotion Governmental Filings   . . . . . . . . . . . . . . . . . . .     18
3.1.6(a)            Dynamotion Investments  . . . . . . . . . . . . . . . . . . . . . . . .     18
3.1.6(b)            Previous Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . .     18
3.1.7               Adverse Consequences  . . . . . . . . . . . . . . . . . . . . . . . . .     19
3.1.9               Undisclosed Dynamotion Liabilities  . . . . . . . . . . . . . . . . . .     20
3.1.10.1            Changes Since December 31, 1995   . . . . . . . . . . . . . . . . . . .     20
3.1.10.2            Changes Since September 30, 1996  . . . . . . . . . . . . . . . . . . .     21
3.1.12              Pending Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . .     23
3.1.14.2            Employee Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . .     25
3.1.14.3            Employment Manuals  . . . . . . . . . . . . . . . . . . . . . . . . . .     27
3.1.14.4            Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     27
3.1.15              Leased and Previously Leased Real Property  . . . . . . . . . . . . . .     28
3.1.16              Tangible Personal Property  . . . . . . . . . . . . . . . . . . . . . .     29
3.1.17(a)           Intellectual Property   . . . . . . . . . . . . . . . . . . . . . . . .     29
3.1.17(b)           Intellectual Property Claims and Encumbrances   . . . . . . . . . . . .     29
3.1.18              Contracts and Arrangements  . . . . . . . . . . . . . . . . . . . . . .     30
3.1.19              Status of Contracts   . . . . . . . . . . . . . . . . . . . . . . . . .     32
3.1.20              Insurance Policies  . . . . . . . . . . . . . . . . . . . . . . . . . .     32
3.1.21(a)           Permits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     33
3.1.21(b)           List of Permits for Which Consent to Merger Is Needed   . . . . . . . .     33
3.1.22.1            Tax Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     35
3.1.23              Related Party Interests and Agreements  . . . . . . . . . . . . . . . .     36
3.1.24              Powers of Attorney and Restrictions   . . . . . . . . . . . . . . . . .     37

                    Schedule                                                                    Page
                    --------                                                                    ----
3.1.25.2            Disclosure Concerning Hazardous Substances and
                      Underground Tanks   . . . . . . . . . . . . . . . . . . . . . . . . .     39
3.1.28(a)           Disclosures Concerning Collectibility of Receivables  . . . . . . . . .     40
3.1.28(b)           Schedule of Accounts Payable Balances   . . . . . . . . . . . . . . . .     40
3.1.29              Bank Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     41
3.1.30              Product Warranty  . . . . . . . . . . . . . . . . . . . . . . . . . . .     41
3.1.31              Inventory   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     42
3.1.32              Product Liability   . . . . . . . . . . . . . . . . . . . . . . . . . .     42
3.1.33              Customer Information  . . . . . . . . . . . . . . . . . . . . . . . . .     42
3.1.42              Late or Omitted Dynamotion SEC Filings  . . . . . . . . . . . . . . . .     45
3.2                 Key Shareholder Disclosure Schedule   . . . . . . . . . . . . . . . . .     46
3.3                 ESI Disclosure Schedule   . . . . . . . . . . . . . . . . . . . . . . .     48
4.2.1               Changes in Dynamotion's Conduct of Business   . . . . . . . . . . . . .     55
5.3.6               Additional Agreements of Dynamotion To Be Terminated  . . . . . . . . .     69
5.3.12              In-Process Research Valuation   . . . . . . . . . . . . . . . . . . . .     71
6.3                 Schedule of Shares of ESI Common Stock To Be Withheld
                      and Deposited into Escrow   . . . . . . . . . . . . . . . . . . . . .     73
8.10                Key Shareholder Representatives   . . . . . . . . . . . . . . . . . . .     80

                                 INDEX OF TERMS


Term                                            Section               Page
----                                            -------               ----
Acquisition Transaction                         Section 4.2.2         58
Agreement                                       Preamble               1
Adjusted Dynamotion Common Stock Total          Section 3.1.2.1       15
Affiliate Representation Letter                 Section 2.5           13
Average Sale Price                              Section 1.3(a)         3
Bylaws                                          Section 3.1.1         14
California ESI Confidentiality Agreement        Section 2.1           12
Certificate of Incorporation                    Section 3.1.1         14
Claim Notice                                    Section 6.5.1         74
Claim Threshold                                 Section 6.4           73
Class A Stock                                   Section 1.3(b)         4
Class B Additional Warrant Agreement            Section 2.8           14
Class B Stock                                   Section 1.4.1          6
Class B Warrants                                Section 2.7           13
Closing                                         Section 1.7           11
Closing Date                                    Section 1.7           11
Code                                            Recital B              1
Common Stock Equivalents                        Section 3.1.2.1       15
Condition Completion Date                       Section 1.7           11
Confidentiality Agreement                       Section 4.1.4         55
Contracts                                       Section 3.1.19        31
Conversion Proposal                             Section 4.2.6         61
Conversion Ratio                                Section 1.3            3
Conversion Ratio Denominator                    Section 1.3(b)         4
Conversion Ratio Numerator                      Section 1.3(a)         3
Convertible Debt                                Section 3.1.2.4       17
Current Balance Sheet                           Section 3.1.8         19
Damages                                         Section 6.2           72
DB Plan                                         Section 3.1.14.2      27
Dissenters' Rights                              Section 1.5.1          9
Dissenting Shareholder                          Section 1.5.2         10
Dissenting Shares                               Section 1.5.2         10
Dynamotion                                      Preamble               1
Dynamotion Common Stock                         Section 1.1            2
Dynamotion Common Stock
  Equivalent Securities                         Section 3.1.2.1       15
Dynamotion Option Plans                         Section 1.3.3          5
Dynamotion Outstanding Securities               Section 3.1.2.1       15
Dynamotion SEC Reports                          Section 3.1.42        45


Term                                            Section               Page
----                                            -------               ----
Effective Time                                  Section 1.1            2
Environmental Law                               Section 3.1.25.4(a)   39
ERISA                                           Section 3.1.14.2      26
ERISA Plans                                     Section 3.1.14.2      26
Escrow Agreement                                Section 2.2           12
Escrowed Property                               Section 6.3           73
ESI                                             Preamble               1
ESI Common Stock                                Section 1.1            2
ESI Disclosure Schedule                         Section 3.3           48
ESI SEC Reports                                 Section 3.3.10        50
Financial Statements                            Section 3.1.8         19
Governmental Entity                             Section 3.1.5         18
Hazardous Substance                             Section 3.1.25.4(b)   40
Holders                                         Section 3.1.2         16
Indemnified Parties                             Section 6.2           72
Intellectual Property                           Section 3.1.17        29
Key Shareholder(s)                              Preamble               1
Key Shareholder Disclosure Schedule             Section 3.2           46
Key Shareholder Representatives                 Section 8.10          80
Knowledge of Dynamotion                         Section 3.1.2.2       16
Leased Real Property                            Section 3.1.15        28
Litigation Reserves                             Section 3.1.12        23
Merger                                          Section 1.1            2
Merger Consideration                            Section 1.3            3
Merger Corp.                                    Preamble               1
Merger Corp. Certificate                        Section 4.3.5         63
Noncompetition Agreement                        Section 2.3           12
NYBCL                                           Section 1.2            2
Options                                         Section 1.3.3          5
Past CGL Policies                               Section 3.1.20        33
Permits                                         Section 3.1.21        33
Plan of Merger                                  Section 1.1            2
Policies                                        Section 3.1.20        32
Previous Subsidiaries                           Section 3.1.6         18
Previously Leased Real Property                 Section 3.1.15        28
Proxy Statement/Prospectus                      Section 4.2.4         59
Returns                                         Section 3.1.22.1      34
SEC                                             Section 3.1.42        19
Special Meeting                                 Section 1.5.1          9
Standard ESI Confidentiality Agreement          Section 2.1           12
Standstill Agreement                            Section 2.4           13
Subsidiary                                      Section 8.9           78


Term                                            Section               Page
----                                            -------               ----
Tangible Personal Property                      Section 3.1.16        29
Taxes                                           Section 3.1.22.3      36
Termination Fee                                 Section 7.4           76
Third Party Claim                               Section 6.5.2         74
Underwriters                                    Section 4.2.6         61
Underwriters' Warrants                          Section 2.9           14
Updated Financial Statements                    Section 5.3.7         69
Voting Agreement                                Section 2.6           13
Voting Dynamotion Securities                    Section 4.2.4         60
Warrant Agent                                   Section 4.2.6         61
Z Warrants                                      Section 1.3(b)         4

                                   AGREEMENT

                                       OF

                           REORGANIZATION AND MERGER




         THIS AGREEMENT OF REORGANIZATION AND MERGER (this "Agreement") is entered into as of January 24, 1997 among Electro Scientific Industries, Inc., an Oregon corporation ("ESI"), Dynamotion/ATI Corp., a New York corporation ("Dynamotion"), Dynamotion Merger Corp., a New York corporation ("Merger Corp."), and the shareholders of Dynamotion listed on Schedule A (each, a "Key Shareholder" and together, the "Key Shareholders").

                                    RECITALS

         A. The Boards of Directors of ESI and Dynamotion have determined that it is in the best interests of their respective shareholders for ESI to acquire Dynamotion upon the terms and subject to the conditions set forth in this Agreement.

         B. It is intended that the Merger (as defined below) qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").

         C. It is further intended that certain rights relating to the acquisition of, or conversion of securities into, the common stock or other capital stock of Dynamotion (including certain warrants and convertible preferred stock) will be exercised, converted, or redeemed according to their respective terms, or will be terminated, before the consummation of the Merger.

                                   AGREEMENT

         In consideration of the representations, warranties, covenants, agreements and conditions contained herein, the parties agree as follows:



                                   ARTICLE I
                                   THE MERGER



         1.1 The Merger. Pursuant to the laws of the State of New York, and subject to and in accordance with the terms and conditions of this Agreement and the Plan of Merger in the form attached hereto as Exhibit A (the "Plan of Merger"), Dynamotion will be merged with and into Merger Corp., and all shares of Common Stock of Dynamotion, $0.04 per share par value (the "Dynamotion Common Stock"), outstanding immediately before the Effective Time (as defined below), excluding Dissenting Shares (as defined in Section 1.5.2), will be converted into the right to receive shares of Common Stock of ESI, without par value (the "ESI Common Stock"), or cash, as provided in Section
1.3. Dynamotion and Merger Corp. will execute a Certificate of Merger to be filed by the Department of State of the State of New York on the Closing Date (as defined in Section 1.7) or as soon thereafter as practicable. The merger of Dynamotion with and into Merger Corp. (the "Merger") will take effect (the "Effective Time") at the time when the Certificate of Merger is duly filed by the Department of State of the State of New York or at such other time as the parties may agree upon in writing pursuant to applicable law.

         1.2 Effect of Merger. At the Effective Time, Dynamotion will be merged with and into Merger Corp. in the manner and with the effect provided by the New York Business Corporation Law (the "NYBCL"), the separate corporate existence of Dynamotion will cease, and Merger Corp. will be the surviving corporation. From and after the Effective Time, the Certificate of Incorporation, Bylaws, Board of Directors, and officers of Merger Corp. in effect or in office, as the case may be, immediately before the Effective Time will be the Certificate of Incorporation, Bylaws, Board of Directors, and officers of the surviving corporation; provided, however, that the Certificate of Incorporation of the surviving corporation will be amended to effect the name change described in this Section
1.2. The outstanding shares of Dynamotion Common Stock will be converted into the right to receive shares of ESI Common Stock or cash on the basis, terms and conditions described in Section 1.3. At the Effective Time, the name of the surviving corporation will become Dynamotion, Inc.

         1.3 Merger Consideration. Each share of Dynamotion Common Stock outstanding immediately before the Effective Time (excluding each Dissenting Share) will be converted into the right to receive a fraction of a share of ESI Common Stock (or cash in lieu of certain fractional shares as provided in Section 1.4.3) (such ESI Common Stock and/or cash, the "Merger Consideration") that equals the ratio (the "Conversion Ratio," which will be rounded to the nearest .0001 of a share) determined by dividing the Conversion Ratio Numerator by the Conversion Ratio Denominator where:

                 (a) the "Conversion Ratio Numerator" will be the quotient of $13,000,000 divided by the per-share price for ESI Common Stock equal to the average of the high and low sales prices for ESI Common Stock on each of the five trading days immediately preceding the day before the Closing Date as reported in The Wall Street Journal (such price, the "Average Sale Price");

                 (b) the "Conversion Ratio Denominator" will be equal to the number of shares of Dynamotion Common Stock outstanding immediately before the Effective Time (including all shares of Dynamotion Common Stock deemed to be outstanding upon the effectiveness of the conversion contemplated by the Conversion Proposal (as that term is defined in Section 4.2.6) immediately before the Effective Time) plus the number of shares of Dynamotion Common Stock that are issuable upon the exercise of Z Warrants for which holders of Z Warrants have given exercise notices by 5:00 p.m., New York time, on the Closing Date (which date will also be the "Redemption Date," as that term is defined in the Z Warrants). As used herein, the term "Z Warrants" means all warrants to purchase shares of Dynamotion Common Stock issued upon the conversion of Class A Non-Cumulative Redeemable Convertible Preferred Shares of Dynamotion, $0.01 per share par value (such shares, the "Class A Stock").

                 1.3.1 Dynamotion Stock. Each share of Dynamotion Common Stock that is outstanding immediately before the Effective Time and that is not a Dissenting Share will, by virtue of the Merger and without any action on the part of the holder thereof, cease to exist and be converted into the right to receive the Merger Consideration.

                 1.3.2 Merger Corp. Stock. Each share of Common Stock of Merger Corp. issued and outstanding immediately before the Effective Time will remain outstanding without change by virtue of the Merger.

                 1.3.3 Options. Dynamotion's 1991 Stock Option Plan, Dynamotion's 1993 Stock Option Plan, Dynamotion's 1995 Comprehensive Stock Option Plan, Dynamotion's 1995 Executive Stock Option Plan, and the stock option agreements listed on Schedule 1.3.3 between Dynamotion and certain current and former officers and directors of Dynamotion are referred to herein together as the "Dynamotion Option Plans." Except as otherwise provided in this Section 1.3.3, the terms and provisions of the stock options held by those Dynamotion option holders identified in Schedule 3.1.2.2 under the Dynamotion Option Plans (the "Options") will continue in full force and effect following the Merger. By virtue of the Merger and at the Effective Time, and without any further action on the part of any holder thereof, each Option will be converted into an option to purchase the number of shares of ESI Common Stock equal to the product (rounded to the nearest whole number) of (x) the number of shares of Dynamotion Common Stock for which such Option will be exercisable immediately before the Effective Time multiplied by (y) the Conversion Ratio. The exercise price per share for each Option after the Effective Time will be determined by dividing the per share exercise price for such Option immediately before the Effective Time by the Conversion Ratio. The term, exercisability, vesting schedule, status as an incentive stock option under Section 422 of the Code, if applicable, and all other terms and conditions of each Option will to the extent permitted by law and otherwise reasonably practicable be unchanged. Notwithstanding the foregoing, the terms of each Option that is an incentive stock option under Section 422 of the Code will be adjusted in accordance with the requirements of Section 425(a) of the Code so as not to constitute a modification, renewal, or extension of such Option within the meaning of Section 424 of the Code. An optionee's continuous employment with Dynamotion before the Effective Time will be given credit for purposes of the vesting of the number of shares of ESI Common Stock subject to exercise under such optionee's converted Option after the Effective Time.

         1.4     Surrender and Cancellation of Certificates.

                 1.4.1 Surrender of Certificates. After the Effective Time, each holder of shares of Dynamotion Common Stock outstanding immediately before the Effective Time (other than Dissenting Shares), upon surrender to ESI or its agent designated for such purpose of a certificate or certificates formerly representing such shares (or a certificate for shares of Class A Stock or Class B Cumulative Convertible Preferred Shares of Dynamotion, $0.01 per share par value ("Class B Stock"), that have been converted into shares of Dynamotion Common Stock pursuant to the Conversion Proposal) will be entitled to receive
(a) a certificate representing the number of shares of ESI Common Stock into which such shares of Dynamotion Common Stock have been converted pursuant to the provisions of Section 1.3 less, in the case of each Key Shareholder, the number of such shares determined to be Escrowed Property (as defined in Section 6.3) and (b) subject to Section 6.3 and the provisions of the Escrow Agreement (as defined in Section 2.2), a certificate representing the shares of ESI Common Stock determined to be Escrowed Property. If any certificate for shares of ESI Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to ESI or its agent designated for such purpose any transfer or other taxes required or establish to the reasonable satisfaction of ESI or its agent that such tax has been paid or is not payable. If any holder of shares of Dynamotion Common Stock canceled and retired in accordance with this Agreement is unable to deliver a certificate or certificates representing such shares, ESI, in the absence of actual notice that any shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, will deliver to such holder the number of shares of ESI Common Stock to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of the following: (i) evidence reasonably satisfactory to ESI (1) that such person is the owner of the shares theretofore represented by each certificate claimed by him or her to be lost, wrongfully taken, or destroyed and (2) that he or she is the person who would be entitled to present such certificate for exchange pursuant to this Agreement; and (ii) such security or indemnity as may be reasonably requested by ESI to indemnify and hold ESI and its transfer agent harmless with respect to such exchange.

                 1.4.2 Option Agreements. After the Effective Time, each holder of an Option outstanding immediately before the Effective Time will be deemed to hold an option exercisable for ESI Common Stock in accordance with the provisions of Section 1.3.3.

                 1.4.3 No Fractional Shares. No certificates or scrip evidencing fractional shares of ESI Common Stock will be issued in the Merger, and such fractional share interests will not entitle the owner thereof to any rights as a shareholder of ESI. In lieu of a fractional share, ESI will pay any holder of shares of Dynamotion Common Stock who would otherwise have been entitled to a fraction of a share of ESI Common Stock upon surrender of the certificates therefor an amount of cash (without interest) determined by multiplying (a) the Average Sale Price by (b) the fractional share interest in ESI Common Stock to which such holder would otherwise be entitled. The provisions of this Section 1.4.3 will apply to the aggregate number of shares of Dynamotion Common Stock held by each holder thereof and each such holder will be required to simultaneously surrender all certificates relating to shares of

Dynamotion Common Stock held by such holder in accordance with the provisions of Section 1.4 in order to surrender any such certificate.

                 1.4.4 Cancellation. At the Effective Time all shares of Dynamotion Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each certificate previously evidencing any such shares of Dynamotion Common Stock (and each certificate representing shares of Class A Stock or Class B Stock that have been converted into shares of Dynamotion Common Stock) will thereafter represent only the right to receive the Merger Consideration in accordance with the terms of this Agreement; provided, however, that in the case of Dissenting Shares, such certificates will thereafter represent only the right to receive such consideration as may be determined to be due under the NYBCL. The holders of such certificates previously evidencing such shares of Dynamotion Common Stock outstanding immediately before the Effective Time will cease to have any rights with respect to such shares of Dynamotion Common Stock, except as provided in this Agreement.

                 1.4.5 Treasury Shares. At the Effective Time, each share of Dynamotion Common Stock or other Dynamotion capital stock held in the treasury of Dynamotion immediately before the Effective Time will be canceled and extinguished without any conversion thereof and no payment will be made with respect thereto.

                 1.4.6 Escheat. Neither ESI nor Merger Corp. will be liable to any holder of shares of Dynamotion Common Stock for any shares of ESI Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat, or similar law.

                 1.4.7 Withholding Rights. ESI will be entitled to deduct and withhold from the aggregate Merger Consideration deliverable to any Dynamotion shareholder such amounts as ESI may be required to deduct and withhold with respect to the making of such delivery under the Code or any applicable provision of state, local, or foreign tax law. To the extent that amounts are so withheld by ESI, such withheld amounts will be treated for all purposes of this Agreement as having been delivered to the holder of the shares of Dynamotion Common Stock in respect of which such deduction and withholding was made by ESI.

         1.5     Dissenters' Rights.

                 1.5.1 Notice. Dynamotion shareholders desiring to dissent from the Merger and obtain payment of the fair value of their shares of Dynamotion Common Stock (such fair value to be determined as of the day before the special meeting of Dynamotion shareholders called in accordance with
Section 4.2.4 to approve the Merger and related transactions (the "Special Meeting")) in lieu of the Merger Consideration may exercise their dissenters' rights under the provisions of Sections 910 and 623 of the NYBCL ("Dissenters' Rights"). The Proxy Statement/ Prospectus (as that term is defined in Section 4.2.4) sent by Dynamotion to its shareholders in accordance with Section 4.2.4 will include a notice complying with the provisions of Section 605 of the NYBCL concerning the rights of shareholders to exercise Dissenters' Rights and a copy of the provisions of Section 623 of the NYBCL. The notice of Dissenters' Rights will state that written objection to the Merger must be received by Dynamotion at or before the Special Meeting as provided in Section 623(a) of the NYBCL.

                 1.5.2 Rights of Dissenting Shares. Shares of Dynamotion Common Stock that are issued and outstanding as of the Effective Time and held by any shareholder who has, in accordance with Sections 910 and 623 of the NYBCL, delivered a written notice of objection and payment demand accompanied by the required certification ("Dissenting Shares") will not be converted as described in Section 1.3 but will from and after the Effective Time represent only the right to receive such consideration as may be determined to be due under the NYBCL. Dynamotion will give ESI prompt notice upon receipt by Dynamotion of any payment demand from any such shareholder of Dynamotion (a "Dissenting Shareholder"). Dynamotion will not, before the Effective Time, except with the prior written consent of ESI (which consent will not unreasonably be withheld), voluntarily make any payment with respect to, or settle or offer to settle, any request pursuant to the exercise of Dissenters' Rights. Each Dissenting Shareholder who becomes entitled, pursuant to the NYBCL, to payment for his, her, or its Dissenting Shares will receive payment therefor in accordance with the NYBCL. Notwithstanding the foregoing, if any Dissenting Shareholder rescinds, fails to perfect, or otherwise loses Dissenters' Rights either before or after the Effective Time, such shareholder's shares of Dynamotion Common Stock will be converted into the right to receive ESI Common Stock or cash, as of the Effective Time, in accordance with the provisions of this Agreement.

         1.6 Stock Transfer Books. At the Effective Time, the stock transfer books of Dynamotion will be closed and there will be no further registration of transfers of Dynamotion capital stock or other securities thereafter on the records of Dynamotion. At or after the Effective Time, any certificates for Dynamotion Common Stock, Class A Stock, or Class B Stock (other than Dissenting Shares) presented to ESI or its agent for any reason will be converted into the right to receive the Merger Consideration in accordance with the provisions of this Agreement.

         1.7 Closing. The closing of the Merger (the "Closing") will take place at the offices of Stoel Rives LLP, 900 SW Fifth Avenue, Suite 2300, Portland, Oregon 97204 on the Condition Completion Date (as hereinafter defined), or on such other date and/or at such other place and time as Dynamotion, ESI and Merger Corp. may agree (the "Closing Date"). The "Condition Completion Date" will be the day on which the last of the conditions set forth in Article V has been fulfilled or waived (other than those conditions that, by their terms, are to be satisfied at the Closing).

         1.8 Subsequent Actions. If, at any time after the Effective Time, Merger Corp. considers or is advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect, or confirm of record or otherwise in Merger Corp. its right, title, or interest in, to, or under any of the rights, properties, or assets of Dynamotion acquired or to be acquired by Merger Corp. as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of Merger Corp. will be authorized to execute and deliver, in the name and on behalf of Dynamotion, or otherwise, all such deeds, bills of sale, assignments, and assurances, and to take and do, in the name and on behalf of Dynamotion, or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect, or confirm any and all right, title, and interest in, to, and under such rights, properties, or assets in Merger Corp. or otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II

                               FURTHER AGREEMENTS

         2.1 Employee Agreements. At or before the Closing, Dynamotion will use all reasonable efforts to cause each of its employees located in California who will become an employee of Merger Corp. to sign a confidentiality and inventions assignment agreement substantially in the form attached as Exhibit B1 (the "California ESI Confidentiality Agreement") and each of its employees located outside of California who will become an employee of Merger Corp. to sign a confidentiality, noncompete, and inventions assignment agreement substantially in the form attached as Exhibit B2 (the "Standard ESI Confidentiality Agreement").

         2.2 Pledge and Escrow Agreement. At or before the Closing, ESI, the Key Shareholders, and the Key Shareholder Representatives (as such term is defined in Section 8.10) will execute and deliver a Pledge and Escrow Agreement (the "Escrow Agreement") substantially in the form attached as Exhibit C, together with stock powers endorsed to ESI relating to the shares of ESI Common Stock delivered into escrow, and will cause the Escrow Agent (as such term is defined in the Escrow Agreement) to execute the Escrow Agreement.

         2.3 Noncompetition Agreement of Certain Dynamotion Executive Officers. Dynamotion will use all reasonable efforts to cause the shareholders who are executive officers of Dynamotion and are listed on Schedule 2.3 to execute and deliver, at or before the Closing, a Noncompetition Agreement in the form attached as Exhibit D (the "Noncompetition Agreement") providing for certain post-employment noncompetition and noninterference obligations.

         2.4 Standstill Agreements. The Key Shareholders will execute and deliver, at or before the Closing, the Standstill Agreement in the form attached as Exhibit E (the "Standstill Agreement") providing for, in addition to the terms of the Escrow Agreement, restrictions on the resale of shares of ESI Common Stock received by the Key Shareholders as Merger Consideration.

         2.5 Affiliate Representation Letters. Dynamotion will use all reasonable efforts to cause the affiliates of Dynamotion, as listed on Schedule 2.5, to execute and deliver, at or before the Closing, an Affiliate Representation Letter in the form attached as Exhibit F (the "Affiliate Representation Letter") providing for certain tax and securities representations by affiliates of Dynamotion.

         2.6     Voting Agreement.  Each of the Key Shareholders listed on
Schedule 2.6 will execute and deliver, concurrently with the execution of this Agreement, a Voting Agreement in the form attached as Exhibit G (the "Voting Agreement"). Each Voting Agreement provides that the signing holder will vote all of the shares of Dynamotion Common Stock, Class A Stock, and/or Class B Stock that such holder is entitled to vote at the Special Meeting in favor of the Conversion Proposal and the Merger.

         2.7 Exercise of Class B Warrants. The Key Shareholders who own shares of Class B Stock and who hold warrants to purchase shares of Dynamotion Common Stock (such warrants, the "Class B Warrants") will exercise the Class B Warrants before the record date for the Special Meeting.

         2.8 Termination of Agreement Relating to Z Warrants. At or before the Closing, Dynamotion and the Key Shareholders who are parties to a letter agreement dated March 29,

1996 relating to the exercise of Z Warrants (the "Class B Additional Warrant Agreement") will terminate the Class B Additional Warrant Agreement.

         2.9 Termination of Underwriters' Warrants. Dynamotion will use its best efforts to cause, at or before Closing, the termination of all outstanding warrants to purchase shares of Class A Stock or shares of Dynamotion Common Stock other than Z Warrants (the "Underwriters' Warrants").

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of Dynamotion. Dynamotion hereby represents and warrants to ESI and Merger Corp as follows:

                 3.1.1 Organization and Status. Dynamotion is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation in each jurisdiction where its properties (whether owned, leased, or operated) or its business conducted require such qualification, except where the failure to so qualify or be in good standing, when taken together with all such failures, would not have a material adverse effect on Dynamotion. Dynamotion has all requisite corporate power and authority to own, operate, and lease its property and to carry on its businesses as they are now being conducted. Dynamotion has delivered to ESI complete and accurate copies of the Certificate of Incorporation ("Certificate of Incorporation") and the Bylaws of Dynamotion ("Bylaws"), each as amended to the date hereof.

                 3.1.2    Capitalization.

                          3.1.2.1  Capital Structure.  The capital structure of
Dynamotion as of January 15,  1997 is as stated on Schedule 3.1.2.1.  Schedule
3.1.2.1 shows: (a) the number of shares of Dynamotion Common Stock, (b) the number of shares of Class A Stock, (c) the number of shares of Class B Stock, and (d) all other rights of any character relating to the acquisition of, or conversion of securities into, Dynamotion Common Stock (including all warrants, options, and convertible debt), in each case outstanding as of January 15, 1997 (the items described in (b), (c), and (d) are referred to herein together as the "Dynamotion Common Stock Equivalent Securities," and all Dynamotion Common Stock and Dynamotion Common Stock Equivalent Securities are referred to herein together as the "Dynamotion Outstanding Securities"). Schedule 3.1.2.1 also shows as of January 15, 1997 the corresponding "Common Stock Equivalent," which is the total number of shares of Dynamotion Common Stock that would be outstanding if all outstanding Dynamotion Common Stock Equivalent Securities of that type were converted or exercised according to their terms, for each type of Dynamotion Common Stock Equivalent Security listed on Schedule 3.1.2.1. The "Adjusted Dynamotion Common Stock Total," which is the sum of all outstanding Dynamotion Common Stock plus all Common Stock Equivalents combined is 11,170,848. All of the Dynamotion Outstanding Securities have been duly authorized and are validly issued, fully paid, and nonassessable, and no such securities were issued in violation of preemptive or similar rights of any shareholder or in violation of any applicable securities laws. Except as set forth on Schedule 3.1.2.1, there are no shares of capital stock of Dynamotion authorized, issued, or outstanding, and, except for Options granted pursuant to the Dynamotion Option Plans and as set forth on Schedule 3.1.2.1, there are no preemptive rights or any outstanding subscriptions, options, warrants, phantom stock, stock appreciation or similar rights, convertible securities, or any other rights, agreements, or commitments of Dynamotion of any character relating to the issued or unissued capital stock or other securities of Dynamotion. Except as set forth on Schedule 3.1.2.1, there are no outstanding obligations of Dynamotion to repurchase, redeem, or otherwise acquire any Dynamotion Outstanding Securities.



                          3.1.2.2  Dynamotion Outstanding Securities Holders.
Schedule 3.1.2.2 sets forth a complete and accurate list of each shareholder who, to the Knowledge of Dynamotion, owns (beneficially or of record) five percent or more of the voting power of any class of Dynamotion capital stock, as well as all warrant holders (other than holders of publicly-traded Z Warrants) and Option holders (collectively, "Holders") as of the date hereof, indicating the number of Dynamotion Outstanding Securities (and their
respective Common Stock Equivalents) held by each Holder.    As used in this
Agreement, the term "to the Knowledge of Dynamotion" means to the knowledge, after due inquiry, of the individuals listed on Schedule 3.1-K

                          3.1.2.3  Redemption of Z Warrants.  Schedule
3.1.2.3(a) states the number of Z Warrants outstanding. Each Z Warrant is exercisable for .6941 of a share of Dynamotion Common Stock at an exercise price of $4.37 per share. Upon the effectiveness of the conversion contemplated by the Conversion Proposal (following the approval of the Conversion Proposal by holders of the requisite percentages of Dynamotion Common Stock, Class A Stock, and Class B Stock), the Z Warrants will be redeemable, without any further action required (other than payment of the redemption price) at a redemption price of $0.05 per Z Warrant, provided that the actions listed in Schedule 3.1.2.3(b) have been taken.

                          3.1.2.4  Convertible Debt.  The convertible debt of
Dynamotion outstanding pursuant to notes issued to the parties listed on
Schedule 3.1.2.4 (the "Convertible Debt") is convertible into shares of Dynamotion Common Stock only upon Dynamotion's default with respect to the Convertible Debt. Dynamotion is not in default with respect to the Convertible Debt except where the holder of the Convertible Debt has signed a written agreement not to convert until at least 10 business days after the Effective Time or until this Agreement has been terminated, whichever occurs first.

                 3.1.3 Corporate Authority. Dynamotion has the corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized by the Dynamotion Board of Directors and validly executed and delivered by Dynamotion. This Agreement constitutes the valid and binding obligation of Dynamotion, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                 3.1.4 Section 368(a)(2)(D) Asset Requirement. Merger Corp. will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Dynamotion immediately before the Merger. For purposes of this representation, amounts, if any, paid by Dynamotion to Dissenting Shareholders, amounts paid by Dynamotion to shareholders who receive cash or other property, Dynamotion assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Dynamotion immediately preceding the Effective Time will be included as assets of Dynamotion held immediately before the Merger.

                 3.1.5 Governmental Filings. Other than the filing of (a) the Certificate of Merger contemplated by Article I, (b) the Proxy Statement/Prospectus described in Section 4.2.4, and (c) a Certificate of Amendment to Dynamotion's Certificate of Incorporation relating to the Conversion Proposal, no notices, reports or other filings are required to be made by Dynamotion with, nor, except as set forth on Schedule 3.1.5 are any consents, registrations, approvals, permits, or authorizations required to be obtained by Dynamotion from, any domestic or foreign governmental or regulatory authority, agency, court, commission or other entity ("Governmental Entity") in connection with the execution and delivery of this Agreement by Dynamotion and the consummation by Dynamotion of the transactions contemplated hereby.

                 3.1.6 Investments; Subsidiaries. All direct or indirect investments of Dynamotion in any corporation, partnership, association, joint venture or other entity are listed in Schedule 3.1.6(a). Dynamotion has no subsidiaries. All previously existing subsidiaries of Dynamotion or any predecessor (each, a "Previous Subsidiary and together, the "Previous Subsidiaries") are listed on Schedule 3.1.6(b).

                 3.1.7 No Adverse Consequences. Neither the execution and delivery of this Agreement by Dynamotion nor the consummation of the transactions contemplated by this Agreement will (a) result in the creation or imposition of any lien, charge, encumbrance or restriction on any of the assets or properties of Dynamotion, (b) violate any provision of the Certificate of Incorporation or Bylaws of Dynamotion, (c) violate any statute, judgment, order, injunction, decree, rule, regulation or ruling of any Governmental Entity applicable to Dynamotion, or (d) except as set forth on Schedule 3.1.7, either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, accelerate the performance required by, accelerate the maturity of any indebtedness or obligation under, result in the breach of the terms, conditions or provisions of, or constitute a default under any mortgage, deed of trust, indenture, note, bond, lease, license, permit, or other agreement, instrument, or obligation to which Dynamotion is a party or by which it is bound.

                 3.1.8 Financial Statements. Dynamotion has furnished to ESI an audited balance sheet of Dynamotion as of December 31, 1995, and the related statements of operations, shareholders' equity, and cash flows or the period then ended, and the unaudited balance sheet of Dynamotion as of September 30, 1996 (the "Current Balance Sheet") and the related statements of operations, shareholders' equity, and cash flows for the nine months then ended, and the Updated Financial Statements delivered at or before the Closing pursuant to Section 5.3.7 (all such balance sheets and statements collectively, the "Financial Statements"). The Financial Statements are (or will be, in the case of the Updated Financial Statements) complete and accurate in all material respects and present fairly the financial position and operating results of Dynamotion as of the dates and for the periods indicated therein, and have been (or will be, in the case of the Updated Financial Statements) prepared in accordance with generally accepted accounting principles and applicable accounting rules and regulations of the Securities and Exchange Commission (the "SEC"). The Financial Statements (including notes and schedules) are (or will be, in the case of the Updated Financial Statements) in accordance with the books and records of the Company.

                 3.1.9 Undisclosed Liabilities. Except for current liabilities incurred after September 30, 1996 in the ordinary course of business and of a type and in an amount consistent with past practices and not more in the aggregate than $150,000, Dynamotion has no liability or obligation (whether absolute, accrued, contingent or otherwise, and whether due or to become due) that is not accrued, reserved against, or identified on the Current Balance Sheet. Except as set forth on Schedule 3.1.9, there are no rights of return or other agreements between Dynamotion and any customer that would cause any sales reflected in the Financial Statements to fail to qualify as sales in accordance with generally accepted accounting principles, applicable accounting rules and regulations of the SEC, and Dynamotion's revenue recognition policy as reflected in the Financial Statements. Notwithstanding the foregoing, as to any subject matter covered by a specific representation and warranty of Dynamotion elsewhere in this Agreement, no fact or occurrence that would not breach Dynamotion's specific representation and warranty covering that subject matter will be deemed to be a breach of the representation and warranty contained in this Section 3.1.9.

                 3.1.10   Absence of Certain Changes or Events.

                          3.1.10.1  Absence of Changes  or Events Since
December 31, 1995. Since December 31, 1995, except as set forth on Schedule 3.1.10.1, there has not been:

                                  (a)      Any direct or indirect declaration,
setting aside or payment of any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of any Dynamotion Outstanding Securities, or any direct or indirect repurchase, redemption or other acquisition by Dynamotion of any of its securities; or

                                  (b)      Any change by Dynamotion in
accounting methods, principles or practices.

                          3.1.10.2  Absence of Changes or Events Since
September 30, 1996. Since September 30, 1996, except as set forth on Schedule 3.1.10.2, there has not been:

                                  (a)      Any material adverse change in the
business, results of operations, financial condition, properties, or assets of Dynamotion;

                                  (b)      Any material damage, destruction,
requisition, taking or casualty loss, whether or not covered by insurance, of or to any of the assets or properties of Dynamotion;

                                  (c)      Other than as disclosed pursuant to
Section 3.1.14.4, any increase in the rate or terms of compensation payable or to become payable by Dynamotion to its directors, officers, or employees; any change in the rate or terms of any bonus, insurance, pension, or other employee benefit plan, payment or arrangement made to, for, or with any employees of Dynamotion; any special bonus or remuneration paid; any written employment contract executed or amended; or any change in personnel policies;

                                  (d)      Any entry into any agreement,
commitment, or transaction (including, without limitation, any license of intellectual property, any borrowing, capital expenditure or capital financing, any purchase, acquisition, sale, or other disposition of assets (other than inventory in the ordinary course of business), any lease or sublease, any guaranty, assumption, or endorsement of payment or performance of any loan or obligation of another, or any amendment, modification or termination of any existing agreement, commitment or transaction) by Dynamotion except as contemplated in this Agreement and except for such agreements, commitments, and transactions as do not exceed $50,000 singly;

                                  (e)      Any issuance or sale of any stock of
Dynamotion (other than issuances pursuant to the exercise of Options) or any issuance, granting, or creation of any option, warrant, phantom stock, stock appreciation or similar rights, or any other right to purchase any stock of Dynamotion or any commitment to do any of the foregoing;

                                  (f)      Any amendment to the Certificate of
Incorporation or Bylaws of Dynamotion, except as provided in Section 4.2.6 with respect to the Conversion Proposal;

                                  (g)      Any conduct of business that is
outside the ordinary course of business or not substantially in the manner that Dynamotion previously conducted its business;

                                  (h)      Any encumbrance or consent to
encumbrance of any property or assets;

                                  (i)      Any pending or, to the Knowledge of
Dynamotion, threatened labor disputes, organizational activities or disturbances;

                                  (j)      Any communication to Dynamotion from
any customer of Dynamotion that purchased $100,000 or more of products or services from Dynamotion in the year ended December 31, 1995 that such customer intends to, is desirous of, or is actively considering terminating or materially reducing its purchases from Dynamotion for any reason; or

                                  (k)      Any change not described above in
the assets, liabilities, licenses, permits, or franchises of Dynamotion, or in any agreement to which Dynamotion is a party or by which it is bound, that, either individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on the business, results of operations, financial condition, properties, or assets of Dynamotion.

                 3.1.11 Prohibited Payments. To the Knowledge of Dynamotion, neither Dynamotion nor any shareholder, officer, director, or other person or entity has, directly or indirectly, on behalf of or with respect to the business or operations of Dynamotion or any Previous Subsidiary, (a) made any payment outside the ordinary course of business to any purchasing or selling agent or other person charged with similar duties of any entity to which Dynamotion sells or from which Dynamotion buys products, for the purpose of influencing such agent or person to buy products from or sell products to Dynamotion which payment was not legal to make or receive under any applicable law or regulation of the United States or any other country or territory; or
(b) engaged in any transaction, maintained any bank account, or used any corporate funds or assets except for transactions, bank accounts, funds, and assets that have been and are reflected in the normally maintained books and records of Dynamotion.

                 3.1.12 Litigation. Except as listed on Schedule 3.1.12, no litigation, proceeding, or governmental investigation is pending or, to the Knowledge of Dynamotion, threatened against or relating to Dynamotion, its officers, or directors in their capacities as such, or any of Dynamotion's properties or businesses. No pending litigation or proceeding listed on
Schedule 3.1.12 seeks injunctive relief against Dynamotion. For the purposes of this Section 3.1.12, the term "Litigation Reserves" means the amounts specified on Schedule 3.1.12 as such. The pending litigation and proceedings listed on Schedule 3.1.12 will not, if settled, decided, or otherwise resolved in favor of the opposing party or parties, result in any payment obligations of Dynamotion (including without limitation damages and attorneys' fees) greater, in the aggregate, than the Litigation Reserves.

                 3.1.13 Compliance with Laws; Judgments. Dynamotion and each Previous Subsidiary has at all relevant times conducted its business in compliance with (a) the provisions of its Certificate or Articles of Incorporation, Bylaws, and (b) all applicable laws, regulations, and standards, including without limitation the United States Export Control Act and all applicable regulations promulgated by the U.S. Department of Health and Human Services and the Federal Communications Commission and foreign counterparts to such laws and regulations, other than violations that individually or in the aggregate do not, and, with the passage of time will not, have a material adverse effect on its business, financial condition, results of operations, properties, or assets. Dynamotion is not subject to any outstanding judgment, order, writ, injunction, or decree and has not been charged with, or, to the Knowledge of Dynamotion, threatened with a charge of, a violation of any provision of any applicable law or regulation.

                 3.1.14   Employment Matters.

                          3.1.14.1         Labor Matters.  Dynamotion is not a
party or otherwise subject to any collective bargaining agreement governing the wages, hours, or terms of employment of its employees. Dynamotion is, and Dynamotion and each Previous Subsidiary has been, in compliance with all applicable laws regarding employment and employment practices, terms and conditions of employment, wages, and hours and is not and has not been engaged in any unfair labor practice. There is no (a) unfair labor practice complaint against

Dynamotion pending before the National Labor Relations Board or any other Governmental Entity; (b) labor strike, slowdown or work stoppage actually occurring or, to the Knowledge of Dynamotion, threatened against Dynamotion;
(c) representation petition respecting the employees of Dynamotion pending before the National Labor Relations Board or similar agency; or (d) grievance or any arbitration proceeding pending arising out of or under collective bargaining agreements applicable to Dynamotion. Dynamotion has not experienced any primary work stoppage or other organized work stoppage involving its employees in the past two years. To the Knowledge of Dynamotion, there is no labor strike, slowdown, or work stoppage occurring or threatened against any of its principal suppliers that is reasonably likely to have a material adverse effect on the business, financial condition, results of operations, properties, or assets of Dynamotion.

                          3.1.14.2         Employee Benefits.  Schedule
3.1.14.2 lists all pension, retirement, profit sharing, deferred compensation, bonus, commission, incentive compensation (including cash, stock, and option plans or arrangements), life insurance, health and disability insurance, hospitalization, and all other employee benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees, insurance companies or others relating to any such employee benefit plans or arrangements) established or maintained by Dynamotion, and Dynamotion has provided ESI with complete and accurate copies of: (a) all such plans or arrangements; (b) Dynamotion's most recent annual report (Form 5500 series) filed with the Internal Revenue Service; (c) the most recent actuarial reports; and (d) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings, determinations, and opinions). The employee welfare benefit plans (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and the employee pension benefit plans (within the meaning of Section 3(2) of the ERISA) established and maintained by Dynamotion (the "ERISA Plans") are listed separately as ERISA Plans on Schedule 3.1.14.2. The ERISA Plans comply in all material respects with the applicable requirements of ERISA. Dynamotion has received from the Internal Revenue Service a favorable determination for each of the ERISA Plans and their related trusts that each of the ERISA Plans that is an employee pension benefit plan is qualified under
Section 401(a) of the Code and the related trust is tax-exempt under Section 501(a) of the Code. There has been no event subsequent to that determination that has adversely affected the tax qualified status of the ERISA Plans or the exemption of the related trusts other than changes in the Code that are not effective as of the Closing Date. None of the ERISA Plans, its related trusts or any trustee, investment manager or administrator thereof has engaged in a nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code. There are not and have not been any excess deferrals or excess contributions under any ERISA Plan. Each ERISA Plan is and has been operated and administered in conformity with the requirements of all applicable laws and regulations, whether or not the ERISA Plan documents have been amended to reflect such requirements. Except as set forth on Schedule 3.1.14.2, Dynamotion has no obligation of any kind (whether under the terms of the ERISA Plans or under any understanding with employees) to make payments under, or to pay contributions to, any plan, agreement or other arrangement for deferred compensation of employees, whether or not tax qualified, including, without limitation, a single employer tax qualified plan, a tax qualified plan of a controlled group of corporations, a multiemployer pension plan, a "defined benefit" plan, a nonqualified deferred compensation plan, an individual employment or compensation agreement or a commitment to provide medical benefits to retirees. Dynamotion has never adopted, maintained, or contributed to any plan or arrangement that is or was subject to Section 412 of the Code or Title IV of ERISA (a "DB Plan"), nor has Dynamotion ever been a member of a controlled group of corporations, group of trades or businesses, or affiliated service group (within the meaning of Sections 414(b), (c), and (m) of the Code) that has adopted, maintained, or contributed to a DB Plan.

                          3.1.14.3         Employment Agreements.  There are no
employment or other agreements or understandings of any kind between Dynamotion and any of its employees, including without limitation any agreements or understandings regarding compensation or commissions of any nature, severance payments, or retirement benefits, except as reflected in the items listed in Schedules 3.1.14.2, 3.1.14.3, and 3.1.14.4 and except for standard Dynamotion confidentiality and assignment agreements as described in Section 3.1.14.5.
Schedule 3.1.14.3 lists all Dynamotion's employment or supervisory manuals, employment or supervisory policies, and written information generally provided to employees (such as applications or notices), and complete and accurate copies of those manuals, policies, and written information have been provided to ESI.

                          3.1.14.4         Compensation.  Schedule 3.1.14.4
contains a complete and accurate list of all current directors, officers, employees, or consultants of Dynamotion, specifying their names and job designations, the total annual amount paid or payable as cash and noncash compensation to each such person, and the basis of such compensation, whether fixed or commission or a combination thereof, and the total amount of accrued benefits (including without limitation vacation, sick, or wellness pay, if any) for such persons as of December 31, 1995 and as of November 30, 1996. Dynamotion has not made any commitment entitling any employee to any payment in the event of termination or resignation that would constitute a "parachute payment" within the meaning of
Section 280G of the Code or that would in the aggregate exceed 100 percent of such person's annual base cash compensation. Dynamotion has no discretionary bonus plans. The provisions for wages and salaries accrued on the Current Balance Sheet are adequate for salaries and wages accrued as of the date thereof, including accrued vacation pay and sick or wellness pay, if any, and Dynamotion has accrued on its books and records all obligations for wages and salaries and other compensation to its employees, including but not limited to, vacation pay and sick or wellness pay, if any, and all commissions and other fees payable to agents, salesmen, and representatives.

                          3.1.14.5         Confidentiality and Inventions
Agreements.  The employees and consultants of Dynamotion listed on Schedule
3.1.14.5 have previously signed a confidentiality and invention agreement substantially in the form or forms attached hereto as Exhibit H.

                 3.1.15 Title to and Condition of Real Property. Neither Dynamotion nor any Previous Subsidiary has ever owned any real property, and Dynamotion does not now own any real property. Schedule 3.1.15 contains a list of all real property currently leased, occupied, or used by Dynamotion (the "Leased Real Property"), including the dates of and parties to all leases and any amendments thereof. All real property previously leased, occupied, or used by Dynamotion, any predecessor company, or any Previous Subsidiary is referred to herein as the "Previously Leased Real Property." All Leased Real Property (including improvements thereon) is in the same condition (ordinary wear and tear excepted) as it was when Dynamotion's lease(s), occupancy, or use began, and is available for immediate use in the conduct of Dynamotion's business. Neither the operations of Dynamotion on any Leased Real Property, nor any improvements on the Leased Real Property, violates any applicable building or zoning code or regulation of any Governmental Entity having jurisdiction. The Leased Real Property includes all such property necessary to conduct the business of Dynamotion. None of the Leased Real Property has been condemned or otherwise taken by public authority and no such condemnation or taking is, to the Knowledge of Dynamotion, threatened or contemplated.

                 3.1.16   Title to and Condition of Fixed Assets.  Schedule
3.1.16 contains a complete and accurate list of all tangible personal property (excluding inventory) owned or leased by Dynamotion (the "Tangible Personal Property"), including the dates of and parties to all leases and any amendments thereof. Except as noted on Schedule 3.1.16, Dynamotion has good and marketable title to all of the Tangible Personal Property listed in Schedule 3.1.16, free and clear of all liens, mortgages, pledges, leases, restrictions and other claims and encumbrances of any nature whatsoever. The Tangible Personal Property is in good operating condition and repair (ordinary wear and tear excepted), is performing satisfactorily, and is adequate for the conduct of the business of Dynamotion. All Tangible Personal Property and the state of maintenance thereof are in compliance with all applicable laws and regulations.

                 3.1.17 Intellectual Property. Dynamotion owns, or has a valid license to use, all patents, trademarks, service marks, trade names, copyrights, trade secrets, technology, know-how and other intellectual property (the "Intellectual Property") used in the conduct of the business of Dynamotion as now conducted. Schedule 3.1.17(a) contains a complete and accurate list of all patents, patent applications, trademarks, and service marks and related applications, trade names, and copyrights owned by or licensed to Dynamotion. Schedule 3.1.17(a) also contains a description of all agreements or licenses relating to the acquisition by or license to Dynamotion of such Intellectual Property or under which Dynamotion has sold or granted a right to use any Intellectual Property. Except as set forth on Schedule 3.1.17(b), all Intellectual Property owned by Dynamotion is owned by it free and clear of all liens, claims, encumbrances or adverse claims of any third party. The conduct of Dynamotion's business does not conflict with or infringe upon any Intellectual Property rights of any other person and no claims of conflict or infringement are pending or, to the Knowledge of Dynamotion, threatened against Dynamotion. Dynamotion has made all necessary filings and recordations and has paid all required fees and Taxes to maintain its ownership of its Intellectual Property that is patented or registered in the United States Patent and Trademark Office and has made all necessary filings and recordations and has paid all required fees and Taxes to maintain its ownership of its Intellectual Property that is patented or registered with applicable foreign agencies.

                 3.1.18 Certain Contracts and Arrangements. Schedule 3.1.18, which is organized by type of agreement, contains a complete and accurate list of each of the following types of agreements or arrangements, including any amendments thereto, to which Dynamotion is a party or by which it is bound:

                          (a)     any mortgage, note, or other instrument or
agreement relating to the borrowing of money or the incurrence of indebtedness or the guaranty of any obligation for the borrowing of money;

                          (b)     any contract, agreement, purchase order, or
acknowledgment form for the purchase, sale, lease or other disposition of equipment, products, materials or capital assets, or for the performance of services (including without limitation consulting services), with respect to which the annual aggregate dollar amount either due to or payable by Dynamotion exceeds $100,000;

                          (c)     contracts or agreements for the joint
performance of work or services, and all other joint venture agreements;

                          (d)     contracts or agreements with agents, brokers,
consignees, sales representatives, or distributors relating to the sale of products or services;

                          (e)     confidentiality or inventions assignment
agreements with parties other than employees of Dynamotion; and

                          (f)     any other contract, instrument, agreement, or
obligation not described in any other Schedule that contains unfulfilled obligations, is not terminable without payment of premium or penalty upon 30 days' notice or less and the annual amount either due to or payable by Dynamotion exceeds $100,000 for any single contract.

                 3.1.19 Status of Contracts. Each of the contracts, agreements, commitments and instruments listed on Schedules 3.1.15, 3.1.16, 3.1.17, and 3.1.18 and the agreements described in Section 3.1.14.5 (collectively, the "Contracts") is in full force and effect and is valid, binding and enforceable by Dynamotion in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought. Except as listed in Schedule 3.1.19, there is no existing material default or violation by Dynamotion under any Contract and no event has occurred that (whether with or without notice, lapse of time or both) would constitute a material default of Dynamotion under any Contract. There is no pending or, to the Knowledge of Dynamotion, threatened proceeding that would interfere with the quiet enjoyment of any leasehold of which Dynamotion is lessee or sublessee. Except set forth on Schedule 3.1.19, no consent of the other parties to the Contracts is necessary for the consummation of the transactions contemplated by this Agreement. Complete and accurate copies of all Contracts have been delivered to ESI. To the Knowledge of Dynamotion, there is no default by any other party to any Contract or any event that (whether with or without notice, lapse of time or both) would constitute a material default by any other party with respect to obligations of that party under any Contract, and, to the Knowledge of Dynamotion, there are no facts that exist indicating that any of the Contracts may be totally or partially terminated or suspended by the other parties. Dynamotion has not granted any waiver or forbearance with respect to any of the Contracts. Dynamotion is not a party to, or bound by, any contract or agreement that Dynamotion can reasonably foresee will result in any material loss to Dynamotion upon the performance thereof (including any liability for penalties or damages, whether liquidated, direct, indirect, incidental, or consequential).

                 3.1.20 Insurance. Schedule 3.1.20 contains a complete and accurate list of all current policies of primary, excess, or umbrella comprehensive general liability, fire, worker's compensation, or any other form of insurance insuring Dynamotion, its officers or directors, its assets, or its operations (the "Policies"), setting forth the applicable deductible amounts. All past primary, excess, or umbrella comprehensive general liability policies or any other policy insuring Dynamotion or any predecessor or Previous Subsidiary against liability for third-party bodily or personal injury or property damage are referred to herein as "Past CGL Policies". All the Policies are valid, enforceable, and in full force and effect, all premiums with respect to the Policies covering all periods up to and including the date as of which this representation is being made have been paid and no notice of cancellation or termination has been received by Dynamotion with respect to any Policy. The Policies are sufficient for compliance with all requirements of law and agreements to which Dynamotion is a party and provide insurance for the risks and in the amounts and types of coverage usually obtained by persons using or holding similar properties in similar businesses. Neither the execution of this Agreement nor the consummation of the Merger will bar or otherwise interfere with the rights of Merger Corp. to recover under the Policies or Past CGL Policies for claims arising out of pre-Closing acts or omissions of Dynamotion or any predecessors or Previous Subsidiary. There have been no claims made for insurance payment under any of the Policies or Past CGL Policies in the three years preceding the date of this Agreement. Complete and accurate copies of the Policies and all endorsements thereto have been
delivered to ESI.   Dynamotion has not been refused any insurance coverage and no insurance coverage has been canceled during the three years preceding the date of this Agreement.

                 3.1.21 Permits and Licenses. Schedule 3.1.21(a) contains a complete and accurate list of all governmental licenses, permits, franchises, easements, and authorizations (collectively, "Permits") held by Dynamotion, listed by Governmental Entity. To the Knowledge of Dynamotion, Dynamotion holds, and at all times each of Dynamotion, its predecessors, and each Previous Subsidiary has held, all Permits necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all Governmental Entities and other authorities having jurisdiction over it or any part of its operations. Dynamotion is in compliance with each of the terms of its Permits. Complete and accurate copies of all Permits held by Dynamotion have been delivered to ESI. Schedule 3.1.21(b) lists all consents from any Governmental Entities that have issued any Permits to or with respect to Dynamotion or its business that are required for the consummation of the transactions contemplated by this Agreement.

                 3.1.22   Taxes.

                          3.1.22.1         Returns.  Except as set forth on
Schedule 3.1.22.1, each of Dynamotion and each Previous Subsidiary has filed on a timely basis all federal, state, foreign and other returns, reports, forms, declarations, and information returns required to be filed by it with respect to Taxes (as defined below) that relate to the business, results of operations, financial condition, properties, or assets of Dynamotion or any Previous Subsidiary (collectively, the "Returns") and has paid on a timely basis all Taxes shown to be due on the Returns. Except as set forth on Schedule 3.1.22.1, Dynamotion is not, and neither Dynamotion nor any Previous Subsidiary has ever been, part of an affiliated group of corporations that files or has the privilege of filing consolidated tax returns pursuant to Section 1501 of the Code or any similar provisions of state, local, or foreign law. Except as set forth on Schedule 3.1.22.1, Dynamotion is not, and neither Dynamotion nor any Previous Subsidiary has ever been, a party to any tax-sharing or tax-allocation agreement. Dynamotion does not have any liability for Taxes of any person (other than itself), whether arising under federal, state, local, or foreign law, as a transferee or successor, by contract, or otherwise. No extensions of time have been requested for Returns that have not been filed and no statute of limitations has been waived with respect to any Tax except as set forth on
Schedule 3.1.22.1. Except as set forth on Schedule 3.1.22.1, no Returns have been examined by the applicable taxing authorities for all periods to and including the fiscal year ended December 31, 1995 and, except as set forth on
Schedule 3.1.22.1, Dynamotion has not received any notice of claim or audit from any taxing authority with respect to itself or any Previous Subsidiary and there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for such Taxes for any period. All Returns filed are complete and accurate in all material respects and no additional Taxes are owed by Dynamotion or any Previous Subsidiary with respect to the periods covered by the Returns. Dynamotion has provided ESI with complete and accurate copies of Returns for each of Dynamotion's fiscal years 1991 through 1995 and the Forms 1139 related to any loss or credit or carryback claim for those years.

                          3.1.22.2         Taxes Paid or Reserved.  The
reserves for Taxes reflected on the Current Balance Sheet are adequate for payment of Taxes in respect of periods ending on or before the date of the Current Balance Sheet. All reserves for Taxes have been determined in accordance with generally accepted accounting principles and applicable accounting rules and regulations of the SEC consistently applied throughout the periods involved and with prior periods. All Taxes that Dynamotion has been required to collect or withhold have been withheld or collected and, to the extent required, have been paid to the proper taxing authority. Neither Dynamotion nor any Previous Subsidiary has elected to be treated as a consenting corporation pursuant to Section 341(f) of the Code.

                          3.1.22.3         Net Operating Losses.  Dynamotion's
federal net operating loss carry forward as of December 31, 1995 equaled $6,838,248.

                          3.1.22.4         Definition.  The term "Tax" or
"Taxes" means all federal, state, local, or foreign taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated severance, stamp, occupation, property, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax.

                 3.1.23 Related Party Interests. Except as listed in Schedule 3.1.23, no Holder, officer, or director of Dynamotion (or any entity owned or controlled by one or more of such parties) (a) is indebted to Dynamotion or (b) has any other right, arrangement, or agreement binding upon Dynamotion, including without limitation any registration rights agreement, stock purchase agreement, or similar arrangement (other than obligations contained in Dynamotion's Certificate of Incorporation or Bylaws). Except as listed in
Schedule 3.1.23, to the Knowledge of Dynamotion, no Holder, officer, or director of Dynamotion (or any entity owned or controlled by one or more of such parties)
(i) has any interest in any property, real or personal, tangible or intangible, used in or pertaining to Dynamotion's business or (ii) has any material financial interest, direct or indirect, in any supplier or customer of, or other outside business which has significant transactions with Dynamotion. True and complete copies of all agreements listed on Schedule 3.1.23 have been provided to ESI. Dynamotion is not indebted to any of its shareholders, directors, or officers (or to the Knowledge of Dynamotion any entity owned or controlled by one or more of such parties) except for amounts due under normal salary arrangements and for reimbursement of ordinary business expenses. Except as specifically referenced in this Agreement, the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment (severance or other) becoming due from Dynamotion to any Holder or any of Dynamotion's, officers, directors, or employees (or, to the Knowledge of Dynamotion, any entity owned or controlled by one or more of such parties).

                 3.1.24 No Powers of Attorney or Restrictions. No power of attorney or similar authorization given by Dynamotion is presently in effect or outstanding. Except as set forth on Schedule 3.1.24, no contract or agreement to which Dynamotion is a party or by which it is bound or to which any of its properties or assets is subject limits the freedom of Dynamotion to compete in any line of business or with any person. To the Knowledge of Dynamotion, none of the employees of Dynamotion is obligated under any contract (including licenses, covenants, or commitments of any nature), or subject to any judgment, decree, or order of any Governmental Entity, that would interfere with the use of his or her best efforts to promote the interests of Dynamotion or that would conflict with the business of Dynamotion as now conducted or proposed to be conducted.

                 3.1.25   Environmental Conditions.

                          3.1.25.1         Compliance.  The business, assets,
and operations of Dynamotion, its predecessors and all Previous Subsidiaries, including without limitation the Leased Real Property and the Previously Leased Real Property, are and have been in compliance with all Environmental Laws (as defined below) and all Permits required for the operations of

Dynamotion, its predecessors, and the Previous Subsidiaries under any Environmental Law. These Permits are listed separately in Schedule 3.1.21. There are no pending or, to the Knowledge of Dynamotion, threatened claims, actions or proceedings against Dynamotion under any Environmental Law or related Permit. All wastes generated in connection with Dynamotion's business are, and in the case of Dynamotion, its predecessors, and the Previous Subsidiaries, have been transported and disposed of off-site in compliance with all Environmental Laws, and there are no facility logs or manifests relating to the transportation and disposal of such wastes. No wastes, including hazardous and solid wastes, have been or are stored on, at, or under the Leased Real Property or the Previously Leased Real Property in violation of any Environmental Law or that could result in a remediation obligation.

                          3.1.25.2         Hazardous Substances.  Except for
ordinary household cleaners and office supplies or as set forth on Schedule 3.1.25.2, no Hazardous Substance (as defined below) is present on, at, or under the Leased Real Property or the Previously Leased Real Property. Except as would neither violate any Environmental Law nor result in any remediation obligation, no Hazardous Substance has been disposed of, spilled, leaked, discharged, or otherwise released on, in, under or has migrated off-site from the Leased Real Property or the Previously Leased Real Property or has otherwise come to be located in the soil or water (including surface and ground water) in, on, under, or adjacent to the Leased Real Property or the Previously Leased Real Property. Except as would neither violate any Environmental Law nor result in any remediation obligation, none of the assets of Dynamotion or the improvements on the Leased Real Property or the Previously Leased Real Property have incorporated into them any asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls (including in any electrical transformer or capacitor located on such property), or any other Hazardous Substance that is prohibited, restricted, or regulated when present in buildings, structures, fixtures, or equipment.
Except for ordinary household cleaners and office supplies or as set forth on
Schedule 3.1.25.2, no Hazardous Substance is or has been generated, manufactured, treated, stored, transported, used, or otherwise handled on the Leased Real Property or the Previously Leased Real Property or in connection with the business or operations of Dynamotion, its predecessors, or the Previous Subsidiaries. Except as listed on Schedule 3.1.25.2, there are not and have never been any above-ground or underground storage tanks (whether or not regulated and whether or not out of service, closed, or decommissioned) on the Leased Real Property or, during the period of occupancy or use by Dynamotion, its predecessors, or the Previous Subsidiaries, on the Previously Leased Real Property.

                          3.1.25.3         Filings and Notices.  Each of
Dynamotion and each Previous Subsidiary has timely filed all required reports, obtained all required approvals and permits, and generated and maintained all required data, documentation, and records under all applicable Environmental Laws. All notifications required by any Environmental Law in respect of any discharge, release, or emission have been made within the time prescribed by such Environmental Law, and copies of all such notifications have been provided to ESI. No part of the Leased Real Property or the Previously Leased Real Property is listed as a site contaminated by Hazardous Substances pursuant to any Environmental Law.

                          3.1.25.4         Definitions.  As used in this
Agreement, (a) "Environmental Law" means any federal, state, foreign, or local statute, ordinance, or regulation pertaining to the protection of human health or the environment and any applicable orders, judgments, decrees, permits, licenses, or other authorizations or mandates under such statutes, ordinances or regulations, and (b) "Hazardous Substance" means any hazardous, toxic, radioactive, or infectious substance, material or waste as defined, listed, or regulated under any Environmental Law, and includes without limitation radioactive material and petroleum oil and its fractions.

                 3.1.26   Consents and Approvals.   Except as set forth in
Sections 3.1.5 and 5.2.4 and as set forth on Schedule 3.1.21(b), no consent, approval, or authorization of, or filing or registration with, any Governmental Entity or any other entity or person not a party to this Agreement is required to be obtained or made by Dynamotion for the consummation of the transactions described in this Agreement.

                 3.1.27 Records. The books of account, minute books, stock certificate books, and stock transfer ledgers of Dynamotion are complete and accurate in all respects, and there has been no transaction involving the business or stock ownership of Dynamotion, or action of Dynamotion's Board of Directors or shareholders, that properly should have been set forth therein and has not been accurately so set forth. Complete and accurate copies of such books, records, and ledgers have been made available to ESI.

                 3.1.28 Receivables. Each of the receivables of Dynamotion (including notes receivable, accounts receivable, loans receivable, and advances) that is reflected on the Current Balance Sheet, and each of the receivables that has arisen since that date, has arisen only from bona fide transactions in the ordinary course of Dynamotion's business and will, except as disclosed on Schedule 3.1.28(a), be fully collected when due, or in the case of each account receivable, within one year after the Closing Date, without resort to litigation and without offset or counterclaim, except to the extent of (a) the allowance for doubtful accounts with respect to accounts receivable as reflected on the Current Balance Sheet, plus (b) any reduction in the accounts payable balances listed on Schedule 3.1.28(b) that result from negotiations with vendors. The accounts payable listed on Schedule 3.1.28(b) are included in the accounts payable on the Current Balance Sheet.

                 3.1.29 Bank Accounts. Schedule 3.1.29 contains a complete and accurate list of all the banks or other financial institutions at which Dynamotion maintains accounts or safe deposit boxes, together with numbers of such accounts and boxes and the names of the persons authorized to draw thereon or permitted access thereto. Except as set forth on Schedule 3.1.29, all cash in such accounts is held in demand deposits and is not subject to any restriction or limitation as to withdrawal.

                 3.1.30 Product Warranties. Schedule 3.1.30 contains Dynamotion's standard form of product warranty, infringement indemnity, and limitation of liability provisions and a copy of each negotiated warranty, indemnity, and limitations provision that differs materially from the standard form. Neither Dynamotion nor, to the Knowledge of Dynamotion, any predecessor or Previous Subsidiary, has undertaken any performance obligations or made any warranties or guarantees with respect to its products other than those disclosed in Schedule 3.1.30, or sold any products or services without the limitation of liability provisions disclosed in Schedule 3.1.30. The aggregate cost to Dynamotion to comply with its product warranties has not exceeded four percent (4%) of machine revenue, as reported in Dynamotion's general ledger, for each of the last three fiscal years. Except as set forth on Schedule 3.1.30, all products under warranty as of the date of this Agreement serviced, distributed, or sold by

Dynamotion or, to the Knowledge of Dynamotion, any predecessor or Previous Subsidiary, and the delivery thereof, have been in conformity with Dynamotion's warranty commitments.

                 3.1.31 Inventories. Schedule 3.1.31 contains a true and complete list and summary of all inventory of Dynamotion as of September 30, 1996. All inventories, whether finished goods, work in process, or raw materials, reflected on the Current Balance Sheet or thereafter acquired, are all items of a quality usable or saleable in the ordinary and usual course of Dynamotion's business, except for inventory items that have been written down to an amount not in excess of realizable market value or for which adequate reserves or allowances have been provided on the Current Balance Sheet. The values at which inventories are carried reflect an inventory valuation policy consistent with Dynamotion's past practice and in accordance with generally accepted accounting principles and applicable accounting rules and regulations of the SEC. Except as set forth on Schedule 3.1.31, Dynamotion has good and marketable title to all its inventories, free and clear of all liens, mortgages, pledges, leases, restrictions, and other claims and encumbrances of any nature whatsoever.

                 3.1.32 Product Liability. Except as set forth on Schedule 3.1.32, Dynamotion has not recalled any products manufactured, serviced, distributed, leased, or sold by Dynamotion or any predecessor or any Previous Subsidiary, and, to the Knowledge of Dynamotion, there is no reasonable basis for any such recall on or after the Closing Date.

                 3.1.33 Customer Information. Schedule 3.1.33 lists (a) every outstanding purchase order received by Dynamotion for more than $100,000 by customer as of November 30, 1996 and (b) the top 10 Dynamotion customers for each of the last two fiscal years, with aggregate annual revenue for each customer for each year.

                 3.1.34 Accounting Controls. Dynamotion maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are accurately and completely recorded in Dynamotion's general ledger in a manner that facilitates the preparation of financial statements in conformity with generally accepted accounting principles and applicable accounting rules and regulations of the SEC and the maintenance of accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization, and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 3.1.35 Liabilities Incurred in Ordinary Course. Except as otherwise specifically described in this Agreement or the schedules hereto, the liabilities of Dynamotion and the liabilities to which the assets of Dynamotion are subject were incurred by Dynamotion in the ordinary course of its business.

                 3.1.36 Continuity of Business Enterprise. Dynamotion operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Regulation Section 1.368-1(d) under the Code.

                 3.1.37 Fair Market Value of Dynamotion Assets. The fair market value of the assets of Dynamotion transferred to Merger Corp. pursuant to the Merger at the Effective Time will equal or exceed the sum of the liabilities assumed by Merger Corp., plus the amount of liabilities, if any, to which the transferred assets are subject.

                 3.1.38 No Chapter 11 Proceedings. Dynamotion is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of
Section 368(a)(3)(A) of the Code.

                 3.1.39 Not an Investment Company. Dynamotion is not an investment company as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

                 3.1.40 Not a Real Property Holding Company. Dynamotion has not been a United States real property holding company within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                 3.1.41 Proxy Statement/Prospectus. The information provided in writing by Dynamotion (or its representatives) regarding Dynamotion specifically for inclusion in the Proxy Statement/Prospectus and the information in the Proxy Statement/Prospectus relating to Dynamotion that is supplemented or reviewed by Dynamotion (or its representatives) without objection before the mailing of such Proxy Statement/Prospectus, will be correct in all material respects and will not omit any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that no representation or warranty is made by Dynamotion with respect to information supplied by ESI specifically for inclusion therein or relating to and reviewed by ESI (or its representatives) without objection. Dynamotion will promptly inform ESI of the happening of any event before the Effective Time that would render such information regarding Dynamotion incorrect in any material respect or require the amendment of the Proxy Statement/Prospectus.

                 3.1.42 Dynamotion SEC Reports. Dynamotion has heretofore furnished ESI with complete copies of all registration statements, reports, and proxy statements, including amendments thereto, filed with the SEC since December 31, 1991 and before the date of this

Agreement (collectively, the "Dynamotion SEC Reports").  Except as set forth on
Schedule 3.1.42, Dynamotion has timely filed with the SEC all registration statements, reports, proxy statements, and other filings required to be made by it under applicable laws and regulations. Each of the Dynamotion SEC Reports, at the time filed or at the time of its effectiveness, if later, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and the applicable rules and regulations of the SEC thereunder.

                 3.1.43   Compliance of Conversion Proposal, Etc.  None of:
(a) the proposal of, shareholder approval of, or implementation of transactions contemplated by, the Conversion Proposal as described in this Agreement; (b) the redemption of the Z Warrants as described in this Agreement after the actions described in Schedule 3.1.2.3(b) have been taken; (c) the termination of the Class B Additional Warrant Agreement by mutual agreement of the parties thereto; (d) the exercise of the Class B Warrants as described in this Agreement; or (e) the termination of the Underwriters' Warrants by mutual agreement of the parties thereto; will violate any provision of the Certificate of Incorporation, the Bylaws, any applicable law or regulation (including without limitation state and federal securities laws and regulations), or the terms of any agreement or obligation by which Dynamotion is bound.













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

                 3.1.44 Brokers and Finders. Dynamotion has not incurred any liability for any brokerage or investment banking fees, commissions or finders' fees in connection with the Merger.

                 3.1.45 Accuracy of Representations and Warranties. To the Knowledge of Dynamotion, none of the representations or warranties of Dynamotion contained in this Agreement contains or will contain any untrue statement of any material fact or omits or misstates a material fact necessary to make the statements contained in this Agreement not misleading. To the Knowledge of Dynamotion, no fact that has resulted or that, in the reasonable judgment of Dynamotion is reasonably likely to result, in any material adverse change in Dynamotion's business, results of operation, financial condition, properties, or assets that has not been set forth in this Agreement.

         3.2 Representations and Warranties of Key Shareholders. Each Key Shareholder, severally and not jointly, for himself, herself, or itself only, hereby represents and warrants to ESI and Merger Corp. that, except as specifically set forth in Schedule 3.2 (the "Key Shareholder Disclosure Schedule") in a numbered paragraph that corresponds to the section for which disclosure is made:

                 3.2.1 Authority. Such Key Shareholder has the authority and has taken all action necessary, or, with respect to any Key Shareholder that is a corporation, such Key Shareholder has the corporate power and authority and has taken all corporate action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized and validly executed and delivered by such Key Shareholder. This Agreement constitutes the valid and binding obligation of such Key













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

Shareholder, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                 3.2.2 Filings. No notices, reports or other filings are required to be made by such Key Shareholder with, nor are any consents, registrations, approvals, permits, or authorizations required to be obtained by such Key Shareholder from, any Governmental Entity or any other person not a party to this Agreement in connection with the execution and delivery of this Agreement by such Key Shareholder and the consummation by such Key Shareholder of the transactions contemplated hereby.

                 3.2.3 Proxy Statement/Prospectus. The information provided in writing by such Key Shareholder (or his, her, or its representative) regarding such Key Shareholder specifically for inclusion in the Proxy Statement/Prospectus and the information in the Proxy Statement/Prospectus regarding such Key Shareholder that is reviewed by such Key Shareholder (or his, her, or its representative) without objection before the mailing of such Proxy Statement/Prospectus, will be correct in all material respects and will not omit any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that no representation or warranty is made by such Key Shareholder with respect to information supplied by ESI specifically for inclusion therein or relating to and reviewed by ESI (or its representatives) without objection. Such Key Shareholder will promptly inform ESI of the happening of any event before the Effective Time that would render the

















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

information regarding such Key Shareholder provided by such Key Shareholder incorrect in any material respect or require the amendment of the Proxy Statement/Prospectus.

         3.3 Representations and Warranties of ESI. ESI hereby represents and warrants to Dynamotion that, except as specifically set forth in Schedule
3.3 (the "ESI Disclosure Schedule") in a numbered paragraph that corresponds to the section for which disclosure is made:

                 3.3.1 Organization and Status. Each of ESI and its subsidiaries is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased, or operated, or the business conducted, by it require such qualification, except where the failure to so qualify or be in good standing, when taken together with all such failures, would not have a material adverse effect on ESI. Each of ESI and its subsidiaries has all requisite corporate power and authority to own, operate, and lease its property and to carry on its businesses as they are now being conducted.

                 3.3.2 Capitalization. ESI has authorized capital stock consisting of 40,000,000 shares of Common Stock, without par value, of which 8,671,333 shares were outstanding on November 30, 1996 and 1,000,000 shares of Preferred Stock, of which no shares were outstanding on November 30, 1996. All of the outstanding shares of capital stock of ESI have been duly authorized and are validly issued, fully paid, and nonassessable, and no shares were issued in violation of preemptive or similar rights of any shareholder. Except under the terms of the various ESI employee or director benefit plans, or as disclosed in the ESI SEC Reports (defined in Section 3.3.10) there are no subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character obligating ESI to issue any shares of capital stock.

                 3.3.3 Corporate Authority. ESI has the corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized by the Board of Directors of ESI and duly and validly executed and delivered by ESI. This Agreement constitutes the valid and binding obligation of ESI, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                 3.3.4 Control of Merger Corp Before Merger. Before the Effective Time, ESI will be in control of Merger Corp. within the meaning of
Section 368(c) of the Code.

                 3.3.5 Control of Merger Corp After Merger. ESI has no plan or intent to cause Merger Corp. to issue additional shares of its stock following the Merger that would result in ESI losing control of Merger Corp. within the meaning of Section 368(c) of the Code.

                 3.3.6 Continuation of Dynamotion's Business. ESI intends to cause Merger Corp. to continue the historic business of Dynamotion or use a significant portion of Dynamotion's business assets in a business following the Merger.

                 3.3.7 No Plan to Reacquire Merger Consideration. ESI has no plan or intention to reacquire any ESI Common Stock issued as Merger Consideration.

                 3.3.8 No Plan to Liquidate or Merge Merger Corp. ESI has no plan or intention to liquidate Merger Corp., to merge Merger Corp. with and into another corporation, to sell or otherwise dispose of the stock of Merger Corp., or to cause Merger Corp. to sell or otherwise dispose of any of the assets of Dynamotion transferred pursuant to the Merger, except for dispositions made in the ordinary course of business or transfers described in
Section 368(a)(2)(C) of the Code.

                 3.3.9 Governmental Filings. Other than the filing of (a) the Certificate of Merger contemplated by Article I and (b) the Registration Statement described in Section 4.3.1, no notices, reports or other filings are required to be made by ESI with, nor are any consents, registrations, approvals, permits, or authorizations required to be obtained by ESI from, any Governmental Entity in connection with the execution and delivery of this Agreement by ESI and the consummation by ESI of the transactions contemplated hereby.

                 3.3.10 ESI SEC Reports. ESI has heretofore furnished Dynamotion with complete copies of all registration statements, reports, and proxy statements, including amendments thereto, filed with SEC since May 31, 1993 and before the date of this Agreement (collectively, the "ESI SEC Reports"). ESI has timely filed with the SEC all registration statements, reports, proxy statements, and other filings required to be made by it under applicable laws and regulations. Each of the ESI SEC Reports, at the time filed or at the time of its effectiveness, if later, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all respects with the applicable requirements of the Securities Exchange Act of

1934, as amended, the Securities Act of 1933, as amended, and the applicable rules and regulations of the SEC thereunder. Since November 30, 1996, there has been no material adverse change in the business, results of operations, financial condition, properties, or assets of ESI.

                 3.3.11 Litigation. Except as set forth in the ESI SEC Reports, no material litigation, proceeding, or governmental investigation is pending or, to the knowledge of ESI, threatened against or relating to ESI, its officers or directors in their capacities as such or any of its subsidiaries, or their respective properties or businesses.

                 3.3.12 No Adverse Consequences. Neither the execution and delivery of this Agreement by ESI nor the consummation of the transactions contemplated by this Agreement will (a) result in the creation or imposition of any lien, charge, encumbrance or restriction on any of the assets or properties of ESI or any subsidiary of ESI, (b) violate any provision of the Articles of Incorporation or Bylaws of ESI or any subsidiary of ESI, (c) violate any statute, judgment, order, injunction, decree, rule, regulation, or ruling of any Governmental Entity applicable to ESI or any subsidiary of ESI, or (d) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, accelerate the performance required by, accelerate the maturity of any indebtedness or obligation under, result in the breach of the terms, conditions, or provisions of, or constitute a default under any mortgage, deed of trust, indenture, note, bond, lease, license, permit, or other agreement, instrument or obligation to which either ESI or any subsidiary of ESI is a party or by which any of them is bound.
















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

                 3.3.13 Not Investment Companies. Neither ESI nor Merger Corp. is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code

                 3.3.14 Proxy Statement/Prospectus. The information regarding ESI or Merger Corp. contained in the Proxy Statement/Prospectus will be correct in all material respects and will not omit any material fact required to be stated therein or necessary in order to make the statement therein not misleading; provided, however, that no representation or warranty is made hereby with respect to information contained in such Proxy Statement/Prospectus that is furnished in writing by Dynamotion or any Key Shareholder (or their respective representatives) expressly for use in such Proxy Statement/Prospectus or information relating to Dynamotion or any Key Shareholder that is reviewed by Dynamotion with the knowledge that it will be so used and without objecting to such use. ESI will promptly inform Dynamotion of the happening of any event before the Effective Time that would render the information regarding ESI or Merger Corp. incorrect in any material respect or require the amendment of the Proxy Statement/ Prospectus.

                 3.3.15 Brokers and Finders. Neither ESI nor any of its subsidiaries has incurred any liability for any brokerage or investment banking fees, commissions or finders' fees in connection with the Merger.

         3.4 Representations and Warranties Relating to Merger Corp. ESI and Merger Corp. hereby represent and warrant to Dynamotion that:

                 3.4.1 Organization and Status. Merger Corp. is a corporation duly organized and validly existing under the laws of the State of New York. Merger Corp. does not own any properties (other than the initial cash subscription for shares) nor has it commenced any business or operations.

                 3.4.2 Capitalization. Merger Corp. has an authorized capital stock consisting of 100 shares of Common Stock, of which 100 shares were issued and outstanding on the date of this Agreement. All of the issued and outstanding shares of capital stock of Merger Corp. are owned by ESI.

                 3.4.3 Corporate Authority. Merger Corp. has the corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Agreement has been duly and validly authorized by the Board of Directors and sole shareholder of Merger Corp., duly and validly executed and delivered by Merger Corp. and constitutes the valid and binding obligation of Merger Corp., enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                 3.4.4 Governmental Filings. Other than the filing of the Certificate of Merger contemplated by Article I, no notices, reports, or other filings are required to be made by Merger Corp. with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Merger Corp. from, any Governmental Entity in connection with the execution and delivery of this Agreement by Merger Corp. and the consummation by Merger Corp. of the transactions contemplated hereby.

                 3.4.5 Litigation. No litigation, proceeding or governmental investigation is pending or, to the knowledge of ESI or Merger Corp., threatened against or relating to Merger Corp. or its officers or directors in their capacities as such.

                 3.4.6 No Operations. Merger Corp. has not conducted active operations and has no assets or liabilities other than in accordance with this Agreement.

                 3.4.7 No Change of Control. Merger Corp. has no plan or intent to issue additional shares of its stock following the Merger that would result in ESI losing control of Merger Corp. within the meaning of Section 368(c) of the Code.

                 3.4.8 Continuation of Dynamotion's Business. Merger Corp. intends to continue the historic business of Dynamotion or use a significant portion of Dynamotion's business assets in a business following the Merger.


                                   ARTICLE IV

                                   COVENANTS

         4.1     Mutual Covenants.

                 4.1.1 Consents and Approvals. Each of Dynamotion and ESI will use all reasonable efforts to secure, and ESI will cause Merger Corp. to use all reasonable efforts to secure, all consents, approvals, licenses, or permits that may be required in connection with the Merger, and each will cooperate with the other to secure all such consents, approvals, licenses, or permits in forms reasonably satisfactory to Dynamotion and ESI.

                 4.1.2 Reasonable Efforts. Subject to the terms of this Agreement, each of Dynamotion and ESI will use all reasonable efforts, and ESI will cause Merger Corp. to use all reasonable efforts, to effectuate the transactions contemplated hereby and to cause the fulfillment of the conditions to their respective obligations under this Agreement.

                 4.1.3 Publicity. Except as required by law or applicable Nasdaq or stock exchange rules, no party will issue any press releases or otherwise make any public statements with respect to the transactions contemplated hereby without the prior written consent of ESI and Dynamotion, in each case not to be unreasonably withheld.

                 4.1.4    Confidentiality.  The provisions of the
Confidentiality Agreement dated December 4, 1996 between Dynamotion and ESI (the "Confidentiality Agreement") will apply to all "Confidential Information" (as defined in the Confidentiality Agreement) obtained by any party pursuant to this Agreement.

         4.2     Covenants of Dynamotion.

                 4.2.1 Conduct of Business. From the execution of this Agreement until the Effective Time, Dynamotion will carry on its business in the ordinary and usual manner and will use all reasonable efforts to maintain its existing relationships with suppliers, customers, employees, and business associates, and will not, except as set forth on Schedule 4.2.1 or as specifically permitted by this Agreement, without the prior written consent of ESI (which consent will not unreasonably be withheld):

                          (a)     amend its Certificate of Incorporation or
Bylaws except as provided in Section 4.2.6 in connection with the Conversion Proposal;

                          (b)     enter into any new agreements with, or amend
any plans or arrangements with respect to an increase in compensation or benefits payable to, its officers or employees, or declare, contribute, or pay any discretionary amount relating to compensation, deferred compensation, or benefits payable to its officers or employees, including without limitation bonus, profit sharing, incentive, or ERISA Plan contributions;

                          (c)     split, combine, or reclassify any of the
outstanding shares of its capital stock or otherwise change its authorized capitalization;

                          (d)     declare, set aside, or pay any dividends
payable in cash, stock or property with respect to shares of its capital stock;

                          (e)     issue, sell, create, pledge, dispose of, or
encumber any additional shares of its capital stock of any class, or any securities convertible into or exchangeable for, or any options, warrants, calls, stock appreciation or similar rights, or other commitments or rights of any kind with respect to, any shares of its capital stock of any class or any phantom stock other than pursuant to: (i) the exercise of Options, (ii) the exercise of outstanding Z Warrants, (iii) the conversion of outstanding Class A Stock, (iv) the conversion of outstanding Class B Stock; (v) the exercise of the Class B Warrants, and/or (vi) the exercise of the Underwriters' Warrants, in each case before the Effective Time;

                          (f)     redeem, purchase, or otherwise acquire any
shares of its capital stock, merge into or consolidate with any other corporation, permit any other corporation to merge into or consolidate with it, liquidate, sell, or dispose of any of its assets (other than inventory sold in the ordinary course of business), or close any plant or business operation;

                          (g)     except for short-term indebtedness and
indebtedness incurred pursuant to Dynamotion's revolving credit agreement and renewals, replacements, and amendments thereof not in excess of the current maximum credit limit under such credit agreement incurred in the ordinary course of business, incur, assume, or guarantee any indebtedness, or modify or repay any existing indebtedness;

                          (h)     enter into any transaction, make any
commitment (whether or not subject to the approval of the Board of Directors of Dynamotion) or modify any Contracts, except as otherwise contemplated or permitted by this Agreement or in the ordinary course of business not exceeding 25,000 singly, or take or omit to take any action that is reasonably likely to have a material adverse effect on the business, properties, financial condition, or results of operations of Dynamotion;

                          (i)     transfer, lease, license, guarantee, sell,
mortgage, pledge, or dispose of any property or assets (including without limitation any intellectual property), encumber any property or assets, or incur or modify any liability, other than the sale of inventory in the ordinary course of business or liabilities incurred in the ordinary course of business and less than $25,000 singly;

                          (j)     authorize capital expenditures other than in
the ordinary course of business, form any subsidiary, or make any acquisition of, or investment in, assets or stock of any other person or entity;

                          (k)     make any tax election;

                          (l)     permit any insurance policy naming it as a
beneficiary or a loss payable payee to be canceled, terminated, or renewed;

                          (m)     change its method of accounting as in effect
at December 31, 1995, except as required by changes in generally accepted accounting principles as concurred with by Dynamotion's independent auditors, or change its fiscal year; or

                          (n)     authorize or enter into an agreement to do
any of the actions referred to in paragraphs (a) through (m) above.

                 4.2.2 Acquisition Proposals. Unless and until this Agreement has been terminated pursuant to Section 7.1 or Section 7.2, Dynamotion will not directly, or indirectly through any officer, director, agent, employee, or representative, (a) encourage, initiate, or solicit, on or after the date hereof, any inquiries or the submission of any proposals or offers from any person relating to any merger, consolidation, sale of all or substantially all of its assets, or similar business transaction involving Dynamotion (each, an "Acquisition Transaction"); (b) participate in any negotiations regarding, furnish to any other person any information with respect to, or otherwise assist or participate in, any attempt by any third party to propose or offer any Acquisition Transaction; (c) enter into or execute any agreement relating to an Acquisition Transaction; or (d) make or authorize any public statement, recommendation, or solicitation in support of any Acquisition Transaction or any proposal or offer relating to an Acquisition Transaction, in each case other than with respect to the Merger. Notwithstanding the foregoing, nothing contained herein will prohibit Dynamotion from taking the actions described above in connection with an unsolicited third-party proposal or offer of an Acquisition Transaction if and to the extent that (i) the Board of Directors of Dynamotion determines in good faith, upon advice of legal counsel, that such action is required for the directors of Dynamotion to fulfill their fiduciary duties and obligations under New York law and (ii) before furnishing such information to or entering into discussions or negotiations with such third party, Dynamotion provides prompt written notice to ESI of such proposal or offer and, to the extent not inconsistent with the fiduciary duties of Dynamotion's officers and directors, provides material information concerning such proposal or offer (including proposed terms and the identity of the person or entity making such proposal or offer) and thereafter continues to cooperate with ESI by informing ESI of additional material facts as they arise and furnishing to ESI any additional information furnished in connection with such proposal or offer.

                 4.2.3 Investigations and Customer Visits. Dynamotion will give ESI and its representatives and agents reasonable access to all its premises, books, records, agreements, and files and will cause the officers of Dynamotion to furnish ESI with such financial and operating data and other information in its possession with respect to its business, customers, and properties as ESI from time to time reasonably requests. Without limitation of the foregoing, Dynamotion will permit ESI to conduct an operations review at the plant level during which ESI will have access to the plant managers, sales and marketing managers, finance officers, and technology, environmental, and human resource managers of each Dynamotion operating facility, and will make all reasonable efforts to arrange for ESI (or its representatives or agents) to visit such Dynamotion customers as ESI may reasonably request. Any such investigations (a) will be conducted in such a manner as not to interfere unreasonably with the operation of Dynamotion's business or the businesses of Dynamotion's customers; and (b) will not diminish any of the representations and warranties contained in this Agreement.

                 4.2.4 Dynamotion Shareholders Meeting. Upon receipt from ESI of a sufficient number of copies of the Proxy Statement/Prospectus relating to this Agreement (the "Proxy Statement/Prospectus") in the form declared effective by the SEC, Dynamotion will immediately cause to be duly called and noticed the Special Meeting of the holders of Dynamotion Common Stock, Class A Stock, and Class B Stock entitled to vote on the

Conversion Proposal and the Merger (all such voting securities, the "Voting Dynamotion Securities") to be held within 50 days (but not less than 20 business days) after such notice for the purpose of considering and approving the Conversion Proposal, this Agreement, the Plan of Merger, and the transactions contemplated hereby and thereby. Subject to the fiduciary duties of the directors of Dynamotion, Dynamotion will recommend to the shareholders of Dynamotion the approval of the Conversion Proposal, this Agreement, the Plan of Merger, and the transactions contemplated hereby and thereby.

                 4.2.5 Information for Proxy Statement/Prospectus and Registration Statement. Dynamotion will promptly provide to ESI for inclusion in the Proxy Statement/Prospectus and in the Registration Statement described in Section 4.3.1, in a form reasonably satisfactory to ESI, such information concerning the Conversion Proposal, Dynamotion's operations, capitalization, technology, and securities ownership and such other information as ESI may reasonably request.

                 4.2.6 Conversion, Exercise, Redemption, or Termination of Dynamotion Common Stock Equivalent Securities. Dynamotion will use all reasonable efforts to cause all of the outstanding Dynamotion Common Stock Equivalent Securities (other than the Options and the Convertible Debt) to be converted into or exercised for shares of Dynamotion Common Stock or redeemed or terminated before the Effective Time, including without limitation: (a) submitting in the Proxy Statement/Prospectus a proposal to amend Dynamotion's Certificate of Incorporation to modify the terms of the Class A Stock and Class B Stock so as to provide for their automatic conversion into shares of Dynamotion Common Stock immediately before the Effective Time, in accordance with the form of Certificate of Amendment attached as Exhibit

I (such proposal, the "Conversion Proposal"); (b) causing the proposal, shareholder approval, and implementation of the transactions contemplated by the Conversion Proposal: (i) to comply with its Certificate of Incorporation and Bylaws, (ii) to comply with applicable laws and regulations (including without limitation state and federal securities laws) or to satisfy the requirements for exemption therefrom, and (iii) not to violate the terms of any agreement or obligation by which Dynamotion is bound; (c) on the first business day following shareholder approval of the Conversion Proposal delivering for filing by the Department of State of the State of New York a Certificate of Amendment to Dynamotion's Certificate of Incorporation substantially in the form attached as Exhibit I (and, if necessary, using all reasonable efforts to cause the Department of State of the State of New York to file such Certificate of Amendment); (d) using all reasonable efforts to cause, within five business days following the execution of this Agreement, the underwriters for the public offering of the Class A Stock (the "Underwriters") to consent in writing to the redemption of the Z Warrants in the manner described in this Agreement; and (e) delivering a notice of redemption to the warrant agent for the Z Warrants (the "Warrant Agent") and using all reasonable efforts to cause the Warrant Agent to deliver a notice of redemption to all holders of all Z Warrants and taking such other steps in Dynamotion's power as may be necessary or desirable to permit all outstanding Z Warrants to be redeemed immediately after the effectiveness of the transactions contemplated by the Conversion Proposal and immediately before the Effective Time.

                 4.2.7 Compliance With Convertible Debt Obligations. Between the execution of this Agreement and the Effective Time, Dynamotion will not default under the terms of the Convertible Debt nor take any action or omit to take any action that would cause the Convertible

Debt to become entitled to convert into Dynamotion Common Stock except where the holder of the Convertible Debt has signed a written agreement not to convert until at least 10 business days after the Effective Time or until this Agreement has been terminated, whichever occurs first.

                 4.2.8 Consents. Dynamotion will use all reasonable efforts to obtain, on or before the Closing Date and without modification of the rights or obligations of Dynamotion, all necessary consents of Governmental Entities with respect to the Permits listed on Schedule 3.1.21(b) and all necessary consents with respect to the Contracts as listed on Schedule 3.1.19.

         4.3     Covenants of ESI.

                 4.3.1 Registration Statement. ESI, with Dynamotion's cooperation, will promptly file with the SEC a Registration Statement on Form S-4 (including the Proxy Statement/Prospectus) for the purposes of (a) registering the sale of the shares of ESI Common Stock that the holders of shares of Dynamotion Common Stock will be entitled to receive pursuant to
Section 1.3 of this Agreement, and (b) soliciting Dynamotion shareholder approval of the Conversion Proposal and the Merger, and ESI, with Dynamotion's cooperation, will use all reasonable efforts to cause such Registration Statement to be declared effective as promptly as practicable.

                 4.3.2 Listing of ESI Common Stock. Before the Effective Time, ESI will list the shares of ESI Common Stock that the holders of shares of Dynamotion Common Stock will be entitled to receive pursuant to the provisions of this Agreement on the Nasdaq National Market System.

                 4.3.3 Issuance of Certificates. After the Effective Time, ESI will issue and deliver, or will cause to be issued and delivered, in accordance with the provisions of this Agreement, stock certificates representing the number of shares of ESI Common Stock to be issued in the Merger.

                 4.3.4 Registration and Reservation of Option Shares. ESI will cause the shares of ESI Common Stock issuable upon exercise of the Options in accordance with Section 1.3.3 to be issued pursuant to a then-effective Registration Statement or otherwise to be registered after the Closing Date on a Registration Statement on Form S-8 to be filed no later than 30 days after the Closing Date. In addition, from and after the Effective Time, ESI will reserve and make available and will keep reserved and available for so long as any Option remains outstanding such number of shares of ESI Common Stock as are issuable upon the exercise of all outstanding Options.

                 4.3.5 Indemnification Provisions of Merger Corp.'s Certificate. ESI will cause the Certificate of Incorporation of Merger Corp. (the "Merger Corp. Certificate") to include provisions for the indemnification of Dynamotion's current and former officers and directors to the fullest extent permitted by the NYBCL, and will not, for a period of five years following the Effective Time, cause the removal of any such provision in the Merger Corp. Certificate or permit any such provision to be materially and adversely modified or amended.

         4.4 Covenants of Merger Corp. Merger Corp, except as is contemplated by this Agreement, will not, before the Effective Time, (a) engage in any business activities, (b) liquidate or merge into, or consolidate with any other corporation, (c) permit any other corporation to merge into or consolidate with it, (d) increase its authorized capital stock, or

(e) issue options, rights, or warrants to purchase any of its capital stock. In addition, for a period of five years following the Effective Time, Merger Corp. will not amend the Merger Corp. Certificate to remove any provision relating to indemnification of Dynamotion's current or former officers and directors or materially and adversely modify or amend any such provision.


                                   ARTICLE V

                                   CONDITIONS

         5.1 Conditions to the Obligations of All Parties. The obligations of Dynamotion, ESI and Merger Corp. to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

                 5.1.1 Regulatory Approvals. The parties will have made all filings with and received all approvals of Governmental Entities of competent jurisdiction necessary to consummate the Merger, and each of such approvals will be in full force and effect at the Closing and not subject to any condition that requires the taking or refraining from taking of any action that would have a material adverse effect on Dynamotion or on ESI or its subsidiaries.

                 5.1.2 Litigation. There will not be in effect any final order, decree, or injunction of any Governmental Entity of competent jurisdiction restraining, enjoining, or prohibiting the consummation of the transactions contemplated by this Agreement (each party agreeing to use its best efforts, including appeals to higher courts, to have any non-final, appealable order, decree, or injunction of such import set aside or lifted), and there will have been no action taken, and no statute, rule, or regulation enacted, by any state or federal government or Governmental Entity in the United States that would prevent the consummation of the Merger.

                 5.1.3 Registration of Securities; Listing. The shares of ESI Common Stock to be issued pursuant to this Agreement will have been registered under the Securities Act of 1933, as amended, and under the securities laws of such states as counsel for ESI deems necessary or exemptions from such state registration or qualification will have been determined by such counsel to be available, and will have been listed on the Nasdaq National Market System.

         5.2 Conditions to the Obligations of Dynamotion and the Key Shareholders. The obligations of Dynamotion and the Key Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

                 5.2.1 Representations, Warranties and Covenants. The representations and warranties of ESI and Merger Corp. contained in this Agreement will be correct (a) at the date of this Agreement and (b) as of the Closing, with the same effect as though made on and as of such date, except for
(i) representations and warranties made as of a specific date, which representations and warranties need only be correct as of such date and (ii) changes specifically contemplated by this Agreement, and ESI and Merger Corp. will have performed all of their respective covenants and obligations hereunder to be performed as of the Closing. Dynamotion will have received at the Closing certificates to the foregoing effect, dated the Closing Date, and executed on behalf of ESI by an officer of ESI and on behalf of Merger Corp. by an officer of Merger Corp. For purposes of affirming the accuracy of the representations and warranties of

ESI made as of the Closing, the term "ESI SEC Reports" will be deemed to include all registration statements, reports and proxy statements, including all amendments thereto, filed by ESI with the SEC after the date of this Agreement and before Closing.

                 5.2.2 No Material Adverse Change. Since November 30, 1996 there will have been no material adverse change, or discovery of a condition or occurrence of an event that has resulted or reasonably can be expected to result in a material adverse change, in the business, properties, financial condition, or results of operations of ESI and its subsidiaries taken as a whole.

                 5.2.3 Opinion of Counsel. Dynamotion will have received from Stoel Rives LLP, counsel to ESI, an opinion dated the Closing Date with respect to the matters described in Exhibit J.

                 5.2.4 Dynamotion Shareholder Approval, Etc. In accordance with the applicable provisions of the NYBCL and the Certificate of Incorporation and Bylaws of Dynamotion, the requisite percentages of the Voting Dynamotion Securities will have approved the Conversion Proposal, this Agreement, the Plan of Merger, and the transactions contemplated hereby and thereby, and amendments of Dynamotion's Certificate of Incorporation will have been filed by the Department of State of the State of New York effecting the Conversion Proposal on or before the day immediately preceding the Closing Date; provided, however, that Dynamotion may rely on this condition to avoid its obligation to consummate the Merger and the other transactions contemplated by this Agreement only if Dynamotion has used its best efforts to satisfy all of the conditions contained in this Section 5.2.4.

                 5.2.5 Termination of Underwriters' Warrants. The Underwriters' Warrants will have been terminated; provided, however, that Dynamotion may rely on this condition to avoid its obligation to consummate the Merger and the other transactions contemplated by this Agreement only if Dynamotion has used its best efforts to cause the termination of the Underwriter' Warrants.

         5.3 Conditions to the Obligations of ESI and Merger Corp. The obligations of ESI and Merger Corp. to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

                 5.3.1 Representations, Warranties and Covenants. The representations and warranties of Dynamotion and the Key Shareholders contained in this Agreement will be correct (a) at the date of this Agreement and (b) as of the Closing, with the same effect as though made on and as of such date, except for (i) representations and warranties made as of a specific date which representations and warranties need only be correct as of such date and (ii) changes specifically contemplated by this Agreement, and each of Dynamotion and each Key Shareholder will have performed in all material respects all of its, his, or her respective covenants and obligations hereunder to be performed as of the Closing. ESI will have received at the Closing a certificate to the foregoing effect, dated the Closing Date and executed on behalf of Dynamotion by an officer of Dynamotion with respect to Dynamotion's representations, warranties, and covenants, and certificates dated the Closing Date and executed by or on behalf of each of the Key Shareholders concerning the Key Shareholders' representations, warranties, and covenants. For purposes of affirming the accuracy of the representations and warranties of Dynamotion made as of the Closing, the term "Dynamotion SEC Reports" will be deemed to


















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



include all registration statements, reports and proxy statements, including all amendments thereto, filed by Dynamotion with the SEC after the date of this Agreement and before Closing.

                 5.3.2 Opinions of Counsel. ESI will have received from Paul, Hastings, Janofsky & Walker LLP, counsel to Dynamotion, an opinion dated the Closing Date with respect to the matters described in Exhibit K with respect to Dynamotion and the Key Shareholder specified in Exhibit K and from Kirkpatrick & Lockhart LLP, counsel to Dynamotion Investment L.L.C., an opinion dated the Closing Date with respect to the matters described in Exhibit L with respect to Dynamotion Investment L.L.C.

                 5.3.3 Consents and Approvals. All nongovernmental consents and approvals required to be obtained by Dynamotion for consummation of the Merger will have been obtained, other than those that, if not obtained, would not, either singly or in the aggregate, have a material adverse effect on Dynamotion.

                 5.3.4 No Material Adverse Change. Since September 30, 1996 there will have been no material adverse change, or discovery of a condition or occurrence of an event that has resulted or reasonably can be expected to result in a material adverse change, in the business, properties, financial condition, or results of operations of Dynamotion.

                 5.3.5 Other Agreements. Dynamotion will have caused each of its employees located in California to sign a California ESI Confidentiality Agreement, and each other employee of Dynamotion to sign a Standard ESI Confidentiality Agreement, and will have delivered such executed agreements to ESI; the Escrow Agreement and related stock powers will have been executed and delivered by the parties thereto other than ESI or Merger Corp; the Noncompetition Agreement will have been executed and delivered by each party listed on

Schedule 2.3; the Standstill Agreement will have been executed and delivered by the parties thereto other than ESI or Merger Corp; an Affiliate Representation Letter will have been executed and delivered by each party listed on Schedule 2.5; all Class B Warrants will have been exercised before the record date for the Special Meeting; the Class B Additional Warrant Agreement will have been terminated; and all Underwriters' Warrants will have been terminated.

                 5.3.6 Related Party and Other Agreements. All agreements or arrangements described on Schedule 3.1.23 (Related Parties) and any other agreements or arrangements listed on Schedule 5.3.6 will have been terminated or amended to the reasonable satisfaction of ESI, if so requested by ESI.

                 5.3.7 Updated Financial and Other Information. ESI will have received (a) the unaudited balance sheet of Dynamotion and the related statements of operations, shareholders' equity, and cash flows for the fiscal year ended December 31, 1996 (together, the "Updated Financial Statements"), and (b) schedules of accounts and notes receivable (including an aging analysis), liability accounts, inventories (organized by category), and backlog (by customer and product), in each case as of immediately before the Closing Date and accompanied by an officer's certificate as to accuracy and completeness of such statement or schedule, and the Updated Financial Statements will not indicate that there has been any material adverse change in the financial condition or operating results of Dynamotion since September 30, 1996.

                 5.3.8    Environmental Report.   ESI will have received a
Phase I environmental audit report with respect to the Leased Real Property, prepared by an environmental audit firm selected by ESI, the results of which audit are satisfactory to ESI in its sole discretion.

                 5.3.9 Dynamotion Shareholder Approval, Etc. In accordance with applicable provisions of the NYBCL, the Certificate of Incorporation and Bylaws of Dynamotion, and any applicable state or federal securities laws, the requisite percentages of the Voting Dynamotion Securities will have approved the Conversion Proposal, this Agreement, the Plan of Merger, and the transactions contemplated hereby and thereby, and amendments to Dynamotion's Certificate of Incorporation will have been filed by the Department of State of the State of New York effecting the Conversion Proposal on or before the day immediately preceding the Closing Date. ESI and Merger Corp. will have received a certificate dated the Closing Date and executed by an authorized officer of Dynamotion stating that this Agreement and the transactions contemplated by it have been duly and validly approved by the shareholders of Dynamotion.

                 5.3.10 Dynamotion Dissenters. Not more than 20 percent of the Voting Dynamotion Securities will have qualified as dissenting shares pursuant to the NYBCL.

                 5.3.11 Conditions Relating to Z Warrants and Convertible Debt. The Z Warrants will have been redeemed immediately following the effectiveness of the conversion contemplated by the Conversion Proposal and immediately before the Effective Time. There will be no default by Dynamotion under the terms of the Convertible Debt, and the holders of the Convertible Debt will not have become entitled to convert the Convertible Debt into shares of Dynamotion Common Stock or such holders will have agreed in writing to waive such right to convert until at least 10 business days after the Effective Time or until this Agreement has been terminated, whichever occurs first.

                 5.3.12 Arthur Andersen LLP Analysis of In-Process Research and Development. ESI will have received from Arthur Andersen LLP a written opinion that the

















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

value of Dynamotion in-process research and development as of the Closing Date is not less than the amount stated on Schedule 5.3.12.

                 5.3.13 Consent of Underwriters. The Underwriters will, within five business days after the execution of this Agreement, have consented in writing to the redemption of the Z Warrants in the manner described in this Agreement.

                 5.3.14 Governmental Entity Consents. Dynamotion will have obtained, without modification of the rights or obligations of Dynamotion under any of the listed Permits, all necessary consents of Governmental Entities with respect to the Permits listed on Schedule 3.1.21(b).

                 5.3.15 Dynamotion Revised Schedules. All schedules to this Agreement relating to Dynamotion's representations and warranties will have been revised as necessary as of the Closing Date, and such revised schedules are satisfactory to ESI in its sole discretion.

                                   ARTICLE VI

                          SURVIVAL AND INDEMNIFICATION

         6.1     Survival.

                 6.1.1 Survival of Representations and Warranties. All representations and warranties of any party contained in this Agreement or in any agreement, document, or instrument delivered pursuant to or in connection with this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, but will be extinguished and be of no further force or effect 18 months after the Effective Time, except that any claim for which a Claim Notice (as defined in Section 6.5.1) is delivered pursuant to Section 6.5.1 before the 18-month survival period has elapsed will survive until the settlement or other final resolution of such claim. No Claim Notice will be effective if delivered after the time period specified in this Section 6.1.1.

                 6.1.2 Survival of Article IV Covenants. All of the covenants of any party contained in Article IV of this Agreement will be extinguished and be of no further force or effect after the Effective Time, except that Sections 4.1.4, 4.3.3, 4.3.4, 4.3.5, and 4.4 will survive the Effective Time in accordance with their respective terms.

         6.2 Indemnification. (a) From and after the Effective Time and subject to the limitations of this Article VI, the Key Shareholders will, severally and not jointly, and only to the extent of the Escrowed Property, indemnify and hold harmless ESI and Merger Corp. and their respective officers, directors, and shareholders (collectively, the "Indemnified Parties") from, for, and against any losses, costs, expenses, damages, and liabilities, including reasonable attorneys' fees (collectively, "Damages"), incurred by an Indemnified Party by reason of or arising out of any inaccuracy in any representation or warranty or the breach of any covenant of Dynamotion made in this Agreement (after taking into account any revised schedule provided pursuant to Section 5.3.15); provided, however, that for the purposes of this
Section 6.2, the determination of whether there has been a breach of any of Dynamotion's representations and warranties contained in (i) Section 3.1.28 will be made without regard to any disclosures contained in Schedule 3.1.28(a) (except as noted otherwise on such schedule) and (ii) Section 3.1.25 will be made without regard to any disclosures contained in Schedule 3.1.25.2. (b) From and after the Effective Time and subject to the limitations of this
Article VI, each Key Shareholder will, severally and not jointly, and only to the extent of his, her, or its Escrowed Property, indemnify and hold harmless each Indemnified Party from, for, and against any Damages incurred by such Indemnified Party by reason of or arising out of any inaccuracy in any representation or warranty or the breach of any covenant of such Key Shareholder made in this Agreement.

         6.3 Escrow. On the Closing Date, ESI will, on behalf of each of the Key Shareholders, deliver to the Escrow Agent an aggregate of $1,500,000 worth of the shares of ESI Common Stock to be received by the Key Shareholders pursuant to Section 1.3 (such deposited shares, the "Escrowed Property"). The shares to be delivered to the Escrow Agent on behalf of each Key Shareholder will be withheld from the shares of ESI Common Stock otherwise to be received by such Key Shareholder pursuant to Section 1.3 in the amounts set forth on
Schedule 6.3. The Escrowed Property will be deposited with the Escrow Agent pursuant to the terms of the Escrow Agreement. The escrow and the Escrow Agreement will terminate and the Escrowed Property will be distributed to the Key Shareholders at the time and as provided for in the Escrow Agreement.

         6.4 Threshold for Indemnity Claims. No indemnification payment obligation will arise under this Article VI unless and until the aggregate amount of Damages claimed by all Indemnified Parties under this Article VI exceeds $275,000 (the "Claim Threshold"); provided, however, that once the Claim Threshold is exceeded, all Damages of the Indemnified Parties, including the first $275,000 (in the aggregate) of Damages claimed by the Indemnified Partes, will be subject to the indemnity provisions of this Article VI.

         6.5 Claim Procedure for Indemnification. The obligations and liabilities of the Key Shareholders in connection with claims for indemnification for Damages by an Indemnified Party will be subject to the following terms and conditions:

                 6.5.1 Notice. The Indemnified Party must give written notice (a "Claim Notice") to the Key Shareholder Representatives and the Escrow Agent of its claim for indemnification as promptly as practicable whenever the Indemnified Party has determined that there are facts or circumstances that may entitle the Indemnified Party to indemnification under this Article VI; provided, however, that the failure to give a timely Claim Notice (so long as such Claim Notice is within the time period specified in Section 6.1.1) will not diminish the indemnification obligations hereunder except to the extent that the delay in giving such Claim Notice materially adversely affects the ability of the Key Shareholder Representatives to mitigate Damages with respect to any claim. The Claim Notice must set forth in reasonable detail the basis for the claim, the nature of the Damages and the amount thereof, to the extent known.

                 6.5.2 Response to Third Party Claim. If the Claim Notice states that a claim has been asserted by a third party against the Indemnified Party (a "Third Party Claim"), ESI will undertake, conduct, and control, through counsel of its choosing, the good faith settlement or defense of the Third Party Claim and the Key Shareholder Representatives will provide such assistance as is reasonably requested by ESI in connection with such settlement or defense.

                 6.5.3 Diligent Conduct. If, within five days after receipt by ESI from the Key Shareholder Representatives of written notice that ESI is not diligently conducting the defense or attempted settlement of any Third Party Claim in good faith, ESI does not provide reasonably sufficient evidence to the Key Shareholder Representatives that ESI is diligently conducting such defense or attempting such settlement in good faith, the Key Shareholder Representatives will thereafter have the right to contest, settle or compromise such Third Party Claim.

                                  ARTICLE VII

                                  TERMINATION

         7.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time before the Effective Time by the mutual consent of Dynamotion and ESI.

         7.2     Termination Under Certain Other Conditions.

                 7.2.1 Automatic Termination. This Agreement will automatically terminate without any action by ESI, Dynamotion, Merger Corp., or the Key Shareholders if the Merger has not become effective on or before June 15, 1997, provided, however, that automatic termination of this Agreement pursuant to this Section 7.2.1 will not limit the liability of any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date.

                 7.2.2 Termination by ESI or Dynamotion. This Agreement may be terminated and the Merger may be abandoned at any time before the Effective
Time:

                 (a) by ESI or Dynamotion if any Governmental Entity of competent jurisdiction in the United States or any state has issued an order, judgment, or decree restraining, enjoining, or otherwise prohibiting the Merger and such order, judgment, or decree has become final and nonappealable;

                 (b) by ESI or Dynamotion if the requisite approval of the Merger by the shareholders of Dynamotion has not been obtained by May 31, 1997;

                 (c) by ESI if the Dynamotion Board of Directors has withdrawn or modified in a manner adverse to ESI its approval of the Merger, this Agreement or the transactions contemplated hereby or if Dynamotion or any officer, director, employee, agent, or representative of Dynamotion takes any action that violates any provision of
Section 4.2.2; or

                 (d) by Dynamotion if the Dynamotion Board of Directors determines in good faith, upon advice of legal counsel, that termination of this Agreement is required for the directors of Dynamotion to fulfill their fiduciary duties and obligations under New York law.

         7.3 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this
Article VII, this Agreement immediately will become void and of no effect, except that Sections 4.1.4, 7.4, 8.1, 8.11, and 8.12 will survive the event of termination.

         7.4 Termination Fee. Dynamotion agrees to pay ESI (provided that Dynamotion's termination of this Agreement has not resulted from the failure of any of the conditions to the obligations of Dynamotion and the Key Shareholders contained in Section 5.2) by wire transfer, the sum of $1,000,000 (the "Termination Fee") in immediately available funds if Dynamotion terminates this Agreement (other than pursuant to Section 7.2.2(a)) and within one year after termination of this Agreement agrees to an Acquisition Transaction with any person other than ESI or any of its affiliates and the Acquisition Transaction results in a change in the beneficial owners of more than fifty percent (50%) of the voting power of the capital stock of Dynamotion. Dynamotion will pay ESI the Termination Fee promptly upon Dynamotion's execution of an agreement relating to any such Acquisition Transaction.

                                  ARTICLE VIII

                           MISCELLANEOUS AND GENERAL

         8.1 Payment of Expenses. Each party will be responsible for the costs and expenses incurred by it in connection with this Agreement, the Merger, and the other transactions contemplated by this Agreement, provided that nothing in this Agreement will limit the right, if any, of a non-breaching party to obtain damages, including attorneys' fees, incurred as a result of a breach of this Agreement by another party.

         8.2 Entire Agreement. This Agreement, including the schedules and exhibits hereto, and the Confidentiality Agreement constitute the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to its subject matter.

         8.3 Assignment. This Agreement is not assignable by any of the parties hereto without the prior written consent of each of ESI and Dynamotion.

         8.4 Binding Effect; No Third Party Benefit. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, subject to the restrictions on assignment contained in Section 8.3. Nothing express or implied in this Agreement is intended or will be construed to confer upon or give to a person, firm, or corporation other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby, except for the provisions of Sections 4.3.5 and 4.4 concerning indemnification of current and former officers and directors of Dynamotion under the Merger Corp. Certificate.

         8.5 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, and supplemented at any time before or at the Closing, whether before or after the vote of the shareholders of Dynamotion, by written agreement executed and delivered by each of the Key Shareholders and by the duly authorized officers of Dynamotion, ESI, and Merger Corp.

         8.6 Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law; provided, however, that any waiver by a party must be in writing.

         8.7 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.

         8.8 Captions. The article, section and paragraph captions used in this Agreement are for convenience of reference only, do not constitute a part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

         8.9 Subsidiary. When a reference is made in this Agreement to a subsidiary of a party, the term "subsidiary" means any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

         8.10 Notices. All notices, requests, demands, waivers, and other communications required or permitted to be given under this Agreement must be in writing and will be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, return receipt requested, or sent by telex, telegram, or facsimile (in each case with evidence of confirmed transmission) as follows:

         If to Dynamotion, to it at:


                 1639 E. Edinger Avenue
                 Santa Ana, CA  92705
                 Attention:  President and Chief
                              Executive Officer
                 Fax:  (714) 541-4469

         with copies to:

                 Paul, Hastings, Janofsky & Walker LLP
                 695 Town Center Drive, 17th Floor
                 Costa Mesa, CA  92626-1924
                 Attention:  Scott N. Leslie
                 Fax:  (714) 979-1921

         If to ESI or Merger Corp., to it at:

                 13900 NW Science Park Drive
                 Portland, Oregon 97229
                 Attention:  President and Chief
                              Executive Officer
                 Fax:  (503) 671-5698

         with copies to:

                 Stoel Rives LLP
                 900 SW Fifth Avenue
                 Portland, Oregon  97204
                 Attention:  Annette M. Mulee
                 Fax:  (503) 220-2480

         If to the Key Shareholders, to the "Key Shareholder Representatives," who are listed on Schedule 8.10, at the address specified for each Key Shareholder Representative on Schedule 8.10. Each Key Shareholder hereby appoints each of the Key Shareholder Representatives listed on Schedule 8.10 as his, her, or its agent for the purpose of receiving notices and other communications relating to this Agreement and the Escrow Agreement.

         Any party may change the person or address for notices under this Agreement by notifying all other parties in writing of such change. All notices, requests, demands, waivers, and communications relating to this Agreement will be deemed to have been received on the date of delivery or on the third business day after mailing in accordance with this Section 8.10.

         8.11 Choice of Law. This Agreement will be governed by and construed in accordance with the laws of the state of Oregon, exclusive of choice of law rules, except that the provisions of this Agreement relating to the Merger will also be governed by the merger provisions of the NYBCL.

         8.12 Attorneys' Fees. If suit or action is filed by any party to enforce the provisions of this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees as fixed by final order of the trial court and, if any appeal is taken from the decision of the trial court, reasonable attorneys' fees as fixed by final order of the appellate court.

         8.13 Separability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision will be interpreted to be only so broad as is enforceable.

         8.14 Reliance on Dynamotion and Key Shareholder Representations and Warranties. Dynamotion and each Key Shareholder recognizes and agrees that, notwithstanding any investigation by ESI, ESI is relying upon the representations and warranties made by Dynamotion in this Agreement and upon the representations and warranties made by the Key Shareholders in this Agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first hereinabove written.




KEY SHAREHOLDERS                         ELECTRO SCIENTIFIC INDUSTRIES, INC.

DYNAMOTION INVESTMENT L.L.C.

                                         By: /s/ BARRY L. HARMON
                                            -----------------------------------
                                         Name:   Barry L. Harmon
/s/ KEITH A. HIGHTOWER                   Title:  Senior Vice President and
-----------------------------------              Chief Financial Officer
Name:  Keith A. Hightower
Title: Manager

                                         DYNAMOTION/ATI CORP.


/s/ WOJCIECH KOSMOWSKI                   By: /s/ JON R. HOPPER
-----------------------------------         -----------------------------------
Wojciech Kosmowski                           Name:   Jon R. Hopper
                                             Title:  President and Chief
                                                     Executive Officer

ROYAL MILES                              DYNAMOTION MERGER CORP.


By: /s/ JACK LAHAV                       By: /s/ BARRY L. HARMON
   -----------------------------------      -----------------------------------
     Name: Jack Laha                        Name:  Barry L. Harmon
     Title: US Rep. for Royal               Title: Chief Financial Officer
                   Miles Ltd.

/s/ GERALD M. STAREK
------------------------------
Gerald M. Starek


/s/ DOROTHY MUNROE
------------------------------
Dorothy Munroe


/s/ DENNIS RICHARD
------------------------------
Dennis Richard


/s/ RICHARD C. ELLIOT, TRUSTEE
------------------------------
Richard C. Elliot, Trustee


/s/ WIL LAYMAN
------------------------------
Wil Layman


/s/ JAMES E. MUNROE
------------------------------
James E. Munroe


/s/ DOROTHY BEEK
------------------------------
Dorothy Beek


/s/ KLAUS SCHMIDT
------------------------------
Klaus Schmidt


/s/ ROBERT MAPEL
------------------------------
Robert Mapel


/s/ PHILIP FERINDE
------------------------------
Philip Ferinde


/s/ WILLIAM PAUL
------------------------------
William Paul

/s/ LINDA C. STAREK
------------------------------
Linda C. Starek


/s/ FRANK ERLACH
------------------------------
Frank Erlach


/s/ COURTNEY MOE
------------------------------
Courtney Moe


/s/ JOHN KENSEY
------------------------------
John Kensey


/s/ LINDA J. WHITE/STAREK
------------------------------
Linda J. White/Starek